As filed with the Securities and Exchange Commission on February 23, 2012

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	5141	95-0615250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Ling, Jr.

President, Secretary and General Counsel

Unified Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter M. Menard, Esquire

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

48th Floor

Los Angeles, California 90071

(213) 617-5475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Partially Subordinated Patrons’ Deposit Accounts	$43,300,000	None	$43,300,000	$4,962.18

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 23, 2012

Prospectus

UNIFIED GROCERS, INC.

$43,300,000 Partially Subordinated Patrons’ Deposit Accounts

Unified Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

Price to the public: $43,300,000

Proceeds to Unified: $43,300,000

•	Offering of deposit accounts to Members.

•	There is no established public trading market for these deposit accounts, and none is expected to develop.

Unified is a retailer-owned, grocery wholesale cooperative. Unified’s shareholders, which we refer to as members, are current or former customers of Unified. Unified’s customers include both members and non-members. Each member is required to own a number of Class A and Class B Shares as may be established by Unified’s Board of Directors. A member may choose to acquire the Class B Shares over time, in which case a member is typically required to make a subordinated cash deposit with Unified equal to the full amount of its Class B Share ownership requirement. The requirement for the subordinated cash deposit is eliminated once a member holds sufficient Class B Shares to satisfy its Class B Share ownership requirement. This prospectus relates only to the required subordinated cash deposit related to a member’s Class B Share ownership requirement. The required deposits are subordinated to senior indebtedness of Unified, do not bear interest and are not secured.

Placing funds in deposit accounts involves risks. See “Risk Factors” beginning on page 8 for a discussion of factors you should consider before placing funds in deposit accounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offer is not underwritten.

The date of this prospectus is March     , 2012

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference are complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates important business and financial information about us that is not included in this prospectus. This information is available without charge upon written or oral request. See “WHERE YOU CAN FIND MORE INFORMATION.”

PROSPECTUS SUMMARY

This summary highlights information and matters described more fully elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should read this summary in connection with the more detailed information, including our consolidated financial statements and the related notes, appearing elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “RISK FACTORS.” You should carefully read each document incorporated by reference in this prospectus. See “INCORPORATION BY REFERENCE.” The description of the rights and obligations of members generally in this prospectus is qualified in its entirety by the terms of the particular membership agreements entered into by each member; the forms of these agreements have changed from time to time.

The terms “Unified,” “the Company,” “we,” “us,” or “our” refer to Unified Grocers, Inc. and, unless otherwise indicated, its consolidated subsidiaries.

Business

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and the Pacific Rim. We sell a wide variety of products typically found in supermarkets through the Cooperative and Dairy Divisions of Unified, our specialty food subsidiary (Market Centre) and our international sales subsidiary (Unified International, Inc.). We report all product sales and results from certain of our support services to customers, including promotional planning, retail technology, equipment purchasing and real estate services, in our Wholesale Distribution segment. We also provide insurance and financing services to our customers through separate subsidiaries, the results of which are reported in our Insurance segment and All Other business activities, respectively. The availability of specific products and services may vary by geographic region. We have three separate geographical and marketing regions: Southern California, Northern California and the Pacific Northwest.

Our customers include our owners (“Members”) and non-owners (“Non-Members”). We do business primarily with those customers that have been accepted as Members. Our Members operate supermarket companies that range in size from single store operators to regional supermarket chains. Store sizes range from neighborhood stores of less than 10,000 square feet to large box format stores of over 80,000 square feet. Members are required to meet specific requirements, which include ownership of our capital shares and may include required cash deposits. Customers who purchase less than $1 million annually from us would not generally be considered for membership, while customers who purchase over $3 million annually are typically required to become Members. See “PROSPECTUS SUMMARY—Member Requirements.” In addition, each Member must meet purchase requirements that may be modified at the discretion of the Company’s Board of Directors (the “Board”).

We distribute the earnings from patronage activities conducted by us, excluding our subsidiaries, with our Members (“Patronage Business”), in the form of patronage dividends. The Board approves the payment of patronage dividends and the form of such payment for our three patronage-earning divisions: the Cooperative Division, the Southern California Dairy Division and the Pacific Northwest Dairy Division. An entity that does not meet Member purchase requirements may conduct business with us as a Non-Member customer. We may also grant an entity that meets our Member purchase requirements the ability to conduct business with us as a Non-Member customer. We retain the earnings from our subsidiaries and from business conducted with Non-Members (collectively, “Non-Patronage Business”). See “DESCRIPTION OF DEPOSIT ACCOUNTS—Patronage Dividends and Tax Matters.”

Unified is a California corporation organized in 1922 and incorporated in 1925. Our principal executive offices are located at 5200 Sheila Street, Commerce, California 90040, and our telephone number is (323) 264-

5200. In September 1999, we completed a merger (the “Merger”) with United Grocers, Inc. (“United”), a grocery cooperative headquartered in Milwaukie, Oregon. In connection with the Merger, we changed our name from Certified Grocers of California, Ltd. to Unified Western Grocers, Inc. In October 2007, we purchased certain assets and assumed certain liabilities of Associated Grocers, Incorporated (“AG”) and its subsidiaries (the “Seattle Operations”), a retailer-owned grocery cooperative headquartered in Seattle, Washington (the “Acquisition”). As part of an initiative to strengthen our corporate brand and image in the marketplace, in fiscal 2007, we began to do business as “Unified Grocers” for nearly all purposes, and effected a legal name change on February 20, 2008.

Financial Condition and Results of Operations

The documents filed with the Securities and Exchange Commission and incorporated herein by reference contain information regarding the Company’s recent operating results and current financial condition. See “INCORPORATION BY REFERENCE.”

Member Requirements

Our Members are both owners and customers of our company. A Member must (1) own 350 Class A Shares and a number of Class B Shares based upon the amount of such Member’s average weekly purchases of product from us, or as otherwise specified by the Board; (2) be of approved financial standing; (3) be engaged in selling grocery and related products at retail or wholesale; (4) purchase products from us in amounts and in a manner that is established by the Board; (5) make application in such form as is prescribed by us; and (6) be accepted as a Member by Board action.

Our Members are typically required to satisfy a minimum purchase requirement of $1 million in annual purchases from us. This requirement may be modified from time to time by the Board, having been most recently changed in April 2008. Exceptions to the minimum purchase requirements may be granted by the Board.

A customer that does not meet the requirements to be a Member, or does not desire to become a Member, may conduct business with us as a Non-Member. However, any customer that purchases more than $3 million of product from us annually is typically required to be a Member.

Exchange of Shares

Our Class A and Class B Shares are issued by us to our Members, and repurchased by us from our Members, a process we refer to as the exchange of shares, in accordance with our share purchase requirements and at a price (the “Exchange Value Per Share”) based on a formula approved by the Board. The Exchange Value Per Share, as currently calculated, is equal to Book Value (as defined below) divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year, excluding shares tendered for redemption. “Book Value” is computed based on (1) the fiscal year end balance of Class A and Class B Shares, excluding the redemption value of unredeemed shares tendered for redemption, plus (2) retained earnings, excluding non-allocated retained earnings. The exclusion of non-allocated retained earnings is at the sole discretion of the Board, based on shareholder authorization at our annual meeting on February 23, 2010, to allow us to retain a portion of our annual earnings from our Non-Patronage Business and not allocate those earnings to the Exchange Value Per Share.

The Exchange Value Per Share does not necessarily reflect the amount for which our net assets could be sold. In addition, the Board has the discretion to change the method of computing the Exchange Value Per Share at any time at its sole discretion, including reallocating non-allocated retained earnings back into the Exchange Value Per Share. In the event of the sale or liquidation of the Company, the non-allocated retained earnings will be allocated to the redemption price of Class A and Class B Shares.

THE BOARD MAY CHANGE THE METHOD OF COMPUTING THE EXCHANGE VALUE PER SHARE AT ITS SOLE DISCRETION.

Class A Share Requirement

Our Bylaws, which may be changed by the Board at its discretion, require that each Member own 350 Class A Shares. The Board may accept an affiliate of a Member without such affiliate holding any Class A Shares where the owners of the affiliate are the same, or sufficiently the same, as those of the Member, and the Member already holds the required number of Class A Shares.

Class B Share Requirement

Our Bylaws require that each Member own such amount of Class B Shares as may be established by the Board. Our Board currently requires each Member to hold Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except that as to meat and produce purchases the requirement is approximately one times the Member’s average weekly purchases from the Cooperative Division (the “Class B Share Requirement”). If purchases are not made weekly, the average weekly purchases are based on the number of weeks in which purchases were actually made. For purposes of determining whether a Member holds Class B Shares having an issuance value satisfying the Class B Share Requirement, the issuance value of each Class B Share held by the Member is deemed to be the Exchange Value Per Share in effect at the close of the fiscal year end prior to the issuance of such Class B Share.

The Class B Share Requirement is determined twice a year, at the end of our second and fourth fiscal quarters, based on a Member’s purchases from the Cooperative Division during the preceding four quarters. If at the end of our second fiscal quarter, after giving effect to the value of Class B Shares estimated to be issued as part of the next Cooperative Division patronage dividend, a Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, we will typically require the Member to make a subordinated deposit (a “Required Deposit”) which may, at our option, be paid over a 26-week period. If at the end of our fourth fiscal quarter, after accounting for the issuance of Class B Shares as part of the Cooperative Division patronage dividend distribution declared for such fiscal year after the first year as a Member, a Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in an amount sufficient to satisfy the requirement. The additional Class B Shares may be paid for by our charging the Member’s deposit fund in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member, which may be paid over a 26-week period. The Board may increase or otherwise change the Class B Share Requirement at its discretion.

New Members typically must satisfy their Class B Share Requirement in one of two ways: (1) the purchase of Class B Shares at the time of their admission as a Member such that the required amount is held at that time; or (2) the acquisition of Class B Shares over a five-year period commencing at the start of our first fiscal year after the Member’s admission, at the rate of 20% of the required amount per fiscal year, such that by the start of our sixth full fiscal year after the Member’s admission, the required amount is held.

A reduced investment option in lieu of the standard Class B Share Requirement (“SBI”) described above is available if certain qualifications are met. A Member may apply for a reduced Class B Share Requirement (“RBI”), which requires the Member to pay for its purchases electronically on the statement due date and demonstrate credit worthiness.

Shares Pledged As Security; Offset and Recoupment

We require our Members to pledge to us, as collateral, all Class A, Class B and Class E Shares, all other shares and securities issued from time to time to Members by us, all deposits and deposit accounts with us and all distributions thereon and products and proceeds thereof to secure their obligations to us. Such security is also pledged to us to secure the prohibition against the transfer of their collateral and to secure our rights to repurchase any of our shares held by them. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with us, we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us.

We do not permit a Member to offset or recoup any obligations owing to us or otherwise refuse to pay any amounts owed to us. However, we retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that we have the right to offset and recoup any obligations owed by a Member to us. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption, to receive notice of purchase or of repurchase and redemption, to receive the proceeds therefrom, to do all acts necessary or advisable to perfect our security interests, to do any act the Member is obligated to do, to file in the Member’s name any financing statement and to endorse and transfer collateral upon foreclosure. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Pledge of Shares and Deposits; Offset and Recoupment.”

Customer Deposits

Each of our customers may be required to maintain a deposit fund with us, which may include one or both of the following:

•

Required Deposit. Members who do not satisfy the Class B Share Requirement solely from their holdings of Class B Shares are generally required to make a Required Deposit with us. See “PROSPECTUS SUMMARY—Class B Share Requirement.”

•

Credit Deposit. Member and Non-Member customers may be required to provide us a Credit Deposit in order to purchase products on credit terms established by us. “Credit Deposit” means any non-subordinated deposit that is required to be maintained by a Member or Non-Member customer in accordance with levels established by our credit office from time to time in excess of the amount of the Required Deposit set by the Board.

At any given time, our required cash deposits may be less than otherwise would be required (referred to as a “Deposit Fund Deficiency”) as a result of Members who do not maintain sufficient Required Deposits to meet the Class B Share Requirement. Deposit Fund Deficiencies typically occur when Members have been approved to build deposits in their deposit fund over time or in cases where their Required Deposits are waived. The Member Deposit Fund Deficiency was approximately $3.6 million and $1.5 million as of December 31, 2011 and October 1, 2011, respectively, consisting of approximately $3.2 million and $1.1 million, respectively, due to Members that were approved to build deposit fund requirements over time and approximately $0.4 million and $0.4 million, respectively, due to former United members that elected to assign at least 80% of the Cooperative Division qualified cash patronage dividends to fulfill deposit fund requirements.

Member deposits in excess of the Required Deposits, Credit Deposits and deposits of Non-Members are not subordinated to our senior indebtedness and are not being registered as part of this offering. Amounts in the deposit accounts are not segregated from other of our funds. The deposit accounts, including the Required Deposits, are recorded in our records by means of book entries and no note, certificate or other instrument is issued as evidence of the deposit account.

Pledge of Deposits

We require our Members to pledge to us, as collateral, all deposits and deposit accounts with us and all distributions thereon (including shares of the Company and securities certificates) and products and proceeds thereof to secure their obligations to us. Such security is also pledged to us to secure the prohibition against the transfer of all deposits, deposit accounts, shares of the Company, and securities certificates issued from time to time to the Member by us, and to secure our rights to repurchase such shares. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with us, we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Pledge of Shares and Deposits; Offset and Recoupment.”

Subordination of Required Deposits

Required Deposits of Members are contractually subordinated and subject to the prior payment in full of certain of our senior indebtedness. As a condition of becoming a Member, each Member is required to execute a subordination agreement providing for the subordination of the Member’s Required Deposits. Generally, the subordination is such that no payment can be made by us with respect to the Required Deposits in the event of an uncured default by us with respect to our senior indebtedness, or in the event of our dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full. Members are not required to execute subordination agreements with respect to Credit Deposits or deposits in excess of the Required Deposits. Non-Members are not required to execute subordination agreements.

The senior indebtedness to which the Required Deposits are subordinated is described in this prospectus. Generally, no payment can be made by us with respect to the Required Deposits in the event of an uncured default by us relating to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings, until all senior indebtedness has been paid in full. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.” Repayment of deposit accounts is not currently limited by the covenants in our loan agreements. Amounts in the deposit accounts that are in excess of the Required Deposits are not subject to subordination. Unified currently has three forms of subordination agreements: (i) the subordination agreement that became effective as of July, 2008 (the “2008 Subordination Agreement”), (ii) the subordination agreement that Members executed from January 14, 1994 to July, 2008 (the “1994 Subordination Agreement”), and (iii) the subordination agreement that Members executed before January 14, 1994 ( the “Pre-1994 Subordination Agreement”). The terms of these agreements are different. New Members will be required to execute the 2008 Subordination Agreement. In addition, existing Members who executed either the 1994 Subordination Agreement or the Pre-1994 Subordination Agreement may be required to execute the 2008 Subordination Agreement if there is a change in the Member’s business form. Members continue to be subject to the terms of the subordination agreement they originally executed. Required Deposits totaled approximately $4.8 million and $4.6 million as of December 31, 2011 and October 1, 2011, respectively. The outstanding amount of senior indebtedness to which the required deposits were subordinated totaled approximately $243.0 million and $232.8 million as of December 31, 2011 and October 1, 2011, respectively. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.”

Interest

We do not pay interest on Required Deposits or Credit Deposits; however, interest is paid at the prime rate for deposits in excess of a Member’s Required Deposit. The payment of interest and the rate of interest paid on such excess cash deposits are subject to change at our discretion. In no event will we pay any interest in excess of the amounts permitted under applicable law. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Interest.”

Repayment

Upon request, we will return to a Member the amount of the cash deposit that is in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, provided that the Member is not in default of any of its obligations to us. A Member may have an amount in its deposit account that exceeds the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, if (a) the Member’s purchases, during the period when the Required Deposit is determined, have declined from the previous measuring period, or (b) the Member has received cash patronage dividends, which are deposited into the Members’ deposit accounts, or (c) a portion of the Required Deposit is classified as an excess deposit following the issuance of Class B Shares as part of a patronage dividend distribution. In any event, if membership status is terminated, upon request, we will return to the Member all deposits less any amounts owed to us; provided, however, that we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us. In all cases, a return of that portion of the Member’s cash deposits that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. We do not permit a Member to offset any obligations owing to us against the Required Deposit. Deposit accounts are not segregated from our other funds. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Repayment.”

Other Significant Aspects

The deposit accounts are unsecured and nontransferable without our consent, which will normally be withheld except where the transfer of the deposit is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Other Significant Aspects.”

RATIO OF EARNINGS TO FIXED CHARGES

	Thirteen Weeks Ended December 31,	Fiscal Year
	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	3.34x	2.39x	3.36x	3.97x	3.68x	3.34x

(1)	Earnings used in computing the ratio of earnings to fixed charges consist of net earnings before income taxes and patronage dividends, plus amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of the sum of the portion of rental expense that is representative of the interest factor, interest expense (including amortization of deferred financing costs) and capitalized interest.

RISK FACTORS

An investment in our deposit accounts involves significant risks. You should carefully consider the risks, uncertainties and other factors described below, along with the other information contained or incorporated by reference in this prospectus, before placing funds in deposit accounts. The risks described below are those that we believe are the material risks related to an investment in the deposit accounts or to our business. In addition, there may be other risks, uncertainties and factors that we do not currently consider material or that are not currently known to us. If any of these risks were to occur, our business, prospects, financial condition, operating results and cash flows could be adversely affected in amounts that could be material. If this occurs, you could lose all or part of your deposit account.

Risks Related to Deposit Accounts

Your Required Deposits will be subordinated to senior indebtedness of the Company.

We require each Member to execute a subordination agreement that provides for the subordination in certain circumstances of the Member’s right to repayment of its Required Deposits in full until all our indebtedness is satisfied. In addition, if we default on senior indebtedness, Members will not be refunded their Required Deposits unless all senior indebtedness is paid in full (see “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination”). The outstanding amount of senior indebtedness to which the Required Deposits is subordinated totaled approximately $243.0 million and $232.8 million as of December 31, 2011 and October 1, 2011, respectively.

Your deposit accounts and shares will be pledged as security; you waive your right to offset or recoupment.

We require each Member to pledge, as collateral, all deposits and deposit accounts with us and all distributions thereon and products and proceeds thereof and all Class A, Class B and Class E Shares and all other shares and securities issued from time to time by us to the Member to secure its obligations to us. Such security is also pledged to us to secure the prohibition against their transfer and to secure our rights to repurchase the shares. Even if you pay all amounts that are due, we may not return any of the pledged collateral, or any proceeds thereof, to you upon termination of membership if we determine that you owe us any amounts which have not become due and may never become due, or any of your future performance obligations to us remain unperformed. We do not permit a Member to offset or recoup any obligations owing to us or otherwise refuse to pay any amounts owed to us. However, we retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that we have the right to offset and recoup any obligations owed by the Member to us. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Pledge of Shares and Deposits; Offset and Recoupment.”

You may be personally liable to Unified.

In most circumstances, individual owners and affiliates of Members are required to guarantee the obligations of such Members.

Your deposit account is not transferable.

You must have our permission to transfer your ownership of a deposit account to someone other than us. We will normally not grant our consent except where the transfer of the deposit account is in connection with the transfer of a Member’s business to an existing or new Member for continuation of such business.

The Required Deposits do not bear interest.

The Required Deposits and required Credit Deposits do not bear interest. Therefore, Members will receive no return on the Required Deposits and required Credit Deposits maintained with us. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Interest.”

Your deposit account will be an unsecured obligation.

Your investment in a deposit account will not be secured by any lien upon any of our assets and will not be segregated from our other funds. Accordingly, there is a risk to the Member that no payment will be made by us with respect to the Required Deposits in the event of an uncured default by us with respect to senior indebtedness, or in the event of dissolution, liquidation, insolvency or other similar proceedings.

Our liquidity might be adversely affected if we were required to return a substantial amount of the deposit accounts at one time or over a brief period of time.

Since the deposit accounts are not segregated from our other funds, our liquidity might be adversely affected if we were required to return a substantial amount of the deposit accounts at one time or over a brief period of time. While our liquidity has not been adversely affected in the past as a result of the return of deposits to Member or Non-Member customers, there can be no assurance that our liquidity would not be adversely affected in the future as a result of the return to Member or Non-Member customers of a substantial amount of deposit accounts. In addition, we do not maintain any segregated funds to provide for the repayment of deposit accounts, nor are the deposit accounts secured obligations of ours. Thus, in the event a substantial amount of deposit accounts were required to be repaid by us at one time or over a brief period of time, or in the event we were to experience financial difficulties or become insolvent, there can be no assurance with respect to our ability to repay the deposit accounts and the ability of our Members to recover the amount of their deposit accounts.

You may request that any amount you have in a deposit account in excess of the aggregate of (i) the Required Deposits plus (ii) any required Credit Deposits, be returned to you provided that you are not in default of any of your obligations to us. If you ever cease being a Member, then you are entitled to have your deposits returned, less amounts owed to us; provided, however, that we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us. Our ability to repay your Required Deposits is subject to the subordination agreement covering the Member’s Required Deposit. We do not maintain any segregated funds to repay deposits, whether excess deposits, Credit Deposits or Required Deposits. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Repayment.”

You may have to return payments, distributions, deposit refunds or shares that you receive.

If Unified makes any payment or distribution (in any form, whether in cash, shares or otherwise), including without limitation dividends and redemption or repurchase payments, on account of its shares (any such payment or distribution being referred to in this paragraph as a “Distribution”), such Distribution could be deemed to be a fraudulent transfer under applicable state or federal law if made while Unified is insolvent or if Unified is rendered insolvent by such Distribution. In this context, an entity is “insolvent” if, at fair valuations, the sum of its debts is greater than all of its property, and is also presumed to be insolvent if it is generally not paying its debts as they become due. The term “debts” in this context is broadly defined and includes any liability on any claim, whether or not reduced to judgment, and whether matured or unmatured, liquidated or unliquidated, fixed or contingent, disputed or undisputed, legal or equitable, secured or unsecured. In this context, “debts” may include contingent or other liabilities that would not be reflected on, and “fair valuations” may be different than the amounts of assets and liabilities that would be reflected on, a balance sheet prepared in accordance with generally accepted accounting principles. Alternatively, a Distribution may constitute a fraudulent transfer if Unified is left with remaining property that is an unreasonably small amount of capital or that is an unreasonably small amount in relation to any business or transaction in which Unified is then engaged or about to engage, or if Unified intended to incur or believed it would incur debts beyond its ability to pay as they became due. Any Distribution, or any payment or return of all or any portion of a Member’s deposit (referred to in this paragraph as a “Deposit Return”), may also constitute a fraudulent transfer if made by Unified with actual intent to hinder, delay or defraud any of its creditors. If any Distribution or Deposit Return is determined to be a fraudulent transfer, the Member that receives or is credited with such Distribution or Deposit Return may be forced to return or otherwise repay the same (or the value thereof) to Unified, creditors of Unified, or a trustee or receiver for or assignee for the benefit of creditors of Unified. In addition, a Member may be subject to state or federal preference laws if the Member receives or is credited with any Distribution, Deposit Return or other payment or transfer of property from Unified within 90 days (or one year if the Member is an “insider” of Unified as defined in such preference laws) of the filing of a petition by or against Unified under any chapter of the federal Bankruptcy Code or the making by Unified of an assignment for the benefit of creditors. Pursuant to these preference laws, the Member could be required to return or otherwise repay the same (or the value thereof) to Unified or a trustee for or assignee for the benefit of creditors of Unified. In addition, regardless of whether any of the foregoing circumstances apply, any Distributions or issuance of Unified shares (whether by purchase or as a Distribution) of which Unified retains possession as collateral security might be set aside or recovered (together with any proceeds thereof) or the value thereof recovered from the Member, by Unified, creditors of Unified, or a trustee or receiver for or assignee for the benefit of creditors of Unified, under Section 3440 of the California Civil Code, regardless of whether the Distributions or shares are or are not subsequently released to or applied against obligations of the Member.

Risks Related to Our Business

The markets in which we operate are highly competitive; characterized by high volume and low profit margins, customer incentives (including pricing, variety, and delivery) and industry consolidation.

The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of our sales are made at low margins. As a result, our profit levels may be negatively impacted if we are forced to respond to competitive pressure by reducing prices.

Increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of corporate label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect our business, financial condition and results of operations.

We may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have continued to gain increased market share.

These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are our customers. The market share of such alternative format stores may grow in the future, potentially resulting in a loss of sales volume for us. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value Per Share of our Class A and Class B Shares to decrease.

We will continue to be subject to the risk of loss of Member and Non-Member customer volume, including the potential concentration of credit risk.

Our operating results are highly dependent upon maintaining or growing our distribution volume to our customers. Our largest customer, Smart & Final, Inc., a Non-Member customer, and our ten largest Member and Non-Member customers (including Smart & Final, Inc.) constituted approximately 12% and 45%, respectively, of our total net sales for the thirteen weeks ended December 31, 2011. A significant loss in membership or volume could adversely affect our operating results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

In addition, we are exposed to concentrations of credit risk related primarily to trade receivables, notes receivable and lease guarantees for certain Members. Our ten customers with the largest accounts receivable balances accounted for approximately 38% and 37% of total accounts receivable as of December 31, 2011 and October 1, 2011, respectively. These concentrations of credit risk may be affected by changes in economic or other conditions affecting the western United States, particularly Arizona, California, Nevada, Oregon and Washington. Management believes that receivables are well diversified, and the allowances for doubtful accounts are sufficient to absorb estimated losses. Further, obligations of Members to the Company, including lease guarantees, are generally supported by our right of offset, upon default, against the Members’ cash deposits and shareholdings, as well as personal guarantees and reimbursement and indemnification agreements. Nevertheless, we could still suffer losses as a result of our concentrated credit risk in the event of a significant adverse change in economic or other conditions.

We may experience reduced sales if Members purchase directly from manufacturers.

Increased industry competitive pressure is causing some of our Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. Our operating results could be adversely affected if a significant reduction in distribution volume occurred in the future as a result of such a shift to direct purchases by our customers.

We are vulnerable to changes in general economic conditions.

We are affected by certain economic factors that are beyond our control, including changes in the overall economic environment. In recent periods, we have experienced significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk and the cost of packaged goods purchased from other manufacturers. An inflationary economic period could impact our operating expenses in a variety of areas, including, but not limited to, employee wages and benefits, workers’ compensation insurance and energy and fuel costs. A portion of the risk related to employee wages and benefits is mitigated by bargaining agreements that contractually determine the amount of inflationary increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to interest rate and stock market fluctuations. A portion of our debt is at floating interest rates and an inflationary economic cycle typically results in higher interest costs. We operate in a highly competitive marketplace and passing on such cost increases to customers could be difficult. It is also difficult to predict the effect that possible future purchased or manufactured product cost decreases might have on our profitability. The effect of deflation in purchased or manufactured product costs would depend on the extent to which we had to lower selling prices of our products to respond to sales price competition in the market. Consequently, it is difficult for us to accurately predict the impact that inflation or deflation might have on our operations. To the extent we are unable to mitigate increasing costs, or retain the benefits from decreases in costs, patronage dividends may be reduced and/or the Exchange Value Per Share of our Class A and Class B Shares may decrease.

Changes in the economic environment could adversely affect our customers’ ability to meet certain obligations to us or leave us exposed for obligations we have guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained economic downturn. We establish reserves for notes receivable, trade receivables and lease commitments for which the customer may be at risk for default. Under certain circumstances, we would be required to foreclose on assets provided as collateral or assume payments for leased locations for which we have guaranteed payment. Although we believe our reserves to be adequate, our operating results could be adversely affected in the event that actual losses exceed available reserves.

We may on occasion hold investments in the common and/or preferred stock of Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of our investment, and hence the Exchange Value Per Share of our Class A and Class B Shares. We do not currently hold any equity investments in our Members.

The United States economy and financial markets have declined and experienced volatility due to uncertainties related to energy prices, availability of credit, difficulties in the banking and financial services sectors, the decline in the housing market, diminished market liquidity, falling consumer confidence and high unemployment rates. As a result, consumers may be more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery and non-food items, all of which may affect our financial condition and results of operations. We are unable to predict when the economy will improve. If the economy does not improve, our business, results of operations and financial condition may be adversely affected.

Litigation could lead to unexpected losses.

During the normal course of carrying out our business, we may become involved in litigation. In the event that management determines that the likelihood of an adverse judgment in a pending litigation is probable and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 450, “Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.

We own and operate various facilities for the manufacture, warehousing and distribution of products to our customers. Accordingly, we are subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, past or present spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, we may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to our facilities and the land on which our facilities are situated, regardless of whether we lease or own the facilities or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. In addition, we may be subject to pending federal and state legislation that if ultimately passed, may require us to incur costs to improve facilities and equipment to reduce emissions in order to comply with regulatory limits or to mitigate the financial consequences of a “cap and trade” regime. We are unable to predict the ultimate outcome of such legislation; however, should such legislation require us to incur significant expenditures, our business, results of operations and financial condition may be adversely affected.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that our products caused illness or injury.

The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by us. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, we maintain stringent quality standards on the products we purchase from suppliers, as well as products manufactured by us. We generally seek contractual indemnification and insurance coverage from parties supplying products to us and rigorously test our corporate brands and manufactured products to ensure our quality standards are met. Product liability claims in excess of insurance coverage, as well as the negative publicity surrounding any assertion that our products caused illness, injury or death could have a material adverse effect on our reputation, business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.

Our insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.

We rely primarily upon cash flow from our operations and Member investments to fund our operating activities. In the event that these sources of cash are not sufficient to meet our requirements, additional sources of cash are expected to be obtained from our credit facilities to fund our daily operating activities. Our revolving credit agreement, which expires on October 8, 2015, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While we are currently in compliance with all required covenants and expect to remain in compliance, this does not guarantee we will remain in compliance in future periods.

As of December 31, 2011, we believe we have sufficient cash flow from operations and availability under the revolving credit agreement to meet our operating needs, capital spending requirements and required debt repayments through October 8, 2015. However, if access to operating cash or to the revolving credit agreement becomes restricted, we may be compelled to seek alternate sources of cash. We cannot assure that alternate sources will provide cash on terms favorable to us. Consequently, the inability to access alternate sources of cash on terms similar to our existing agreement could adversely affect our operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.

Our non-union employees participate in a Company sponsored defined benefit pension plan and Company sponsored postretirement benefit plans. Certain eligible union and non-union employees participate in separate plans providing payouts for unused sick leave. Our officers also participate in a Company sponsored Executive Salary Protection Plan (“ESPP”), which provides additional post-termination retirement income based on each participant’s salary and years of service as an officer of the Company. The postretirement plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the ESPP and postretirement plans are not funded. We account for these benefit plans in accordance with ASC Topic 715, “Compensation – Retirement Benefits” and ASC Topic 712, “Compensation—Nonretirement Postemployment Benefits,” which require us to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in our consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

The credit and liquidity crisis in the United States and throughout the global financial system triggered substantial volatility in the world financial markets and banking system. As a result, the investment portfolio of the Unified Cash Balance Plan incurred a significant decline in fair value during fiscal 2008. While the values of the investment portfolios of our defined benefit pension plans increased during fiscal 2009 and 2010, they declined in fiscal 2011 and reflected improvement for the thirteen weeks ended December 31, 2011, as the values of the plans’ individual investments have and will fluctuate in response to changing market conditions, and the amount of gains or losses that will be recognized in subsequent periods, if any, cannot be determined.

Authoritative accounting guidance may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares.

Authoritative accounting guidance that requires adjustments to shareholders’ equity has the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such pronouncements may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares. As such, we modified our Exchange Value Per Share calculation to exclude accumulated other comprehensive earnings (loss) from Book Value, thereby excluding the potentially volatile impact that (1) ASC Topic 715-20, “Compensation—Retirement Benefits—Defined Benefit Plans—General” and (2) changes in unrealized gains and losses, net of taxes, on available for sale investments would have on shareholders’ equity and Exchange Value Per Share. See “PROSPECTUS SUMMARY—Exchange of Shares.”

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.

We have implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. We have also developed business resumption plans, which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures, and we have implemented change management procedures and quality assurance controls designed to ensure that new or upgraded business management systems operate as intended. However, there can be no assurances that any of these efforts will be adequate to prevent a system failure, accident or security breach, any of which could result in a material disruption to our business. In addition, substantial costs may be incurred to remedy the damages caused by any such disruptions.

Our success depends on our retention of our executive officers and senior management, and our ability to hire and retain additional key personnel.

Our success depends on the skills, experience and performance of our executive officers, senior management and other key personnel. The loss of service of one or more of our executive officers, senior management or other key employees could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows. Our future success also depends on our continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that we can retain our key employees or that we can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

We depend on third parties for the supply of products and raw materials and for marketing and promotional programs.

We depend upon third parties for the supply of products, including corporate brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

We participate in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to us, or to obtain adequate marketing relationships, could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Increased electricity, diesel fuel and gasoline costs could reduce our profitability.

Our operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. Our trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, we may not be able to pass on increased costs of production, storage and transportation to our customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

A strike or work stoppage by employees could disrupt our business and/or we could face increased operating costs from higher wages or benefits we must pay our employees.

Approximately 60% of our employees are covered by collective bargaining agreements, which have various expiration dates ranging from 2012 through 2015. If we are unable to negotiate acceptable contracts with labor unions representing our unionized employees, we may be subject to a strike or work stoppage that disrupts our business and/or increased operating costs resulting from higher wages or benefits paid to union members or replacement workers. Any such outcome could have a material adverse effect on our operations and financial results.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and subject us to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we perform an annual evaluation of our internal controls over financial reporting. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) became law. The Reform Act includes a provision that indefinitely exempts companies that qualify as either a non-accelerated filer or smaller reporting company from the auditor attestation requirement of Section 404(b) of the Sarbanes-Oxley Act of 2002. For our fiscal 2012 and subsequent foreseeable fiscal years, we expect to be exempt from such requirement. Although we believe our internal controls are operating effectively, we cannot guarantee that we will not have any material weaknesses in the future. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

A loss of our cooperative tax status could increase tax liability.

Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are allowed to offset patronage earnings with patronage dividends that are paid in cash or through qualified written notices of allocation. However, we are taxed as a typical corporation on the remainder of our earnings from our Member business and on earnings from our Non-Member business. If we are not entitled to be taxed as a cooperative under Subchapter T, our revenues would be taxed when earned by us and the Members would be taxed when dividends are distributed. The Internal Revenue Service can challenge the tax status of cooperatives. The Internal Revenue Service has not challenged our tax status, and we would vigorously defend any such challenge. However, if we were not entitled to be taxed as a cooperative, taxation at both the Company and the Member level could have a material adverse impact on us and our Members.

The requirement that Members invest in our shares and/or make Required Deposits, and the lack of liquidity with respect to such investments and Required Deposits, may make attracting new Members difficult and may cause existing Members to withdraw from membership.

Members are required to meet specific requirements, which include ownership of our capital shares and may include required cash deposits. These investments by Members are a principal source of our capital, and for the thirteen weeks ended December 31, 2011, approximately 81% of our net sales were to Members. We compete with other wholesale suppliers who are not structured as cooperatives and therefore have no investment requirements for customers. Our requirements to purchase shares or maintain cash deposits may become an obstacle to retaining existing business and attracting new business.

Our Bylaws give the Board complete discretion with respect to the redemption of shares held by terminated Members and excess shares held by Members. Our redemption policy currently provides that the number of Class B Shares that we may redeem in any fiscal year is limited to no more than 5% of the outstanding Class B Shares (after patronage dividends payable in Class B Shares). In connection with the closing of fiscal 2011, we redeemed 10,658 Class B Shares, leaving 57,561 Class B Shares that have been tendered for redemption but not yet redeemed. Furthermore, required cash deposits are contractually subordinated and subject to the prior payment in full of our senior indebtedness. These limitations on our obligation to redeem capital shares or repay the cash deposits of Members may cause Members to withdraw from membership or potential Members to not become Members.

Severe weather, natural disasters and adverse climate changes may adversely affect our financial condition and results of operations.

Severe weather conditions, such as hurricanes or tornadoes, or natural disasters, such as earthquakes or fires, in areas in which we have distribution facilities, in which customers’ stores are located or from which we obtain products may adversely affect our results of operations. Such conditions may cause physical damage to our properties, closure of one or more of our distribution facilities, closure of customers’ stores, lack of an adequate work force in a market, temporary disruption in the supply of products, disruption in the transport of goods, delays in the delivery of goods to our distribution centers or customer stores or a reduction in the availability of products we offer. In addition, adverse climate conditions and adverse weather patterns, such as droughts and floods, that impact growing conditions and the quantity and quality of crops yielded by food producers may adversely affect the availability or cost of certain products within the grocery supply chain. Our business resumption plans may not be effective in a timely manner and a significant disruption to our business could occur in the event of a natural disaster, terrorism or war. In addition, while we carry insurance to cover business interruption and damage to buildings and equipment, some of the insurance carries high deductibles. Any of these factors may disrupt our business and adversely affect our financial condition and results of operations.

FORWARD-LOOKING INFORMATION

This prospectus and documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give you any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors discussed under “RISK FACTORS,” and the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” in the Annual Report on Form 10-K. All forward-looking statements attributable to us are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents we file from time to time with the Securities and Exchange Commission.

USE OF PROCEEDS

To the extent that deposit accounts of Members increase in amount and to the extent that deposit accounts are opened and maintained in connection with the acceptance of new Members, proceeds to us will be utilized for general corporate purposes, including, but not limited to, working capital needs and to provide for the repayment to Members and Non-Members of their cash deposits, subject to the limitations described elsewhere in this prospectus. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Repayment.” We will not maintain a segregated account or sinking fund to repay deposits. We do not have a specific plan for the use of the proceeds, as this will depend on the status of the business at the time proceeds are actually received; however, general corporate purposes, including working capital needs, will support increased expenses associated with new Members, including, but not limited to:

•	capital expenditures, including purchasing and maintaining offices, warehouses and manufacturing facilities and equipment;

•	payroll expenses;

•	other administrative expenses;

•	purchases of raw materials;

•	advertising and marketing;

•	packaging; and

•	transportation.

Specific circumstances that could lead to the proceeds being used for other purposes include the following:

•	increased or decreased cost of fuel or raw materials;

•	a reduction of indebtedness;

•	a need to increase or replace existing facilities;

•	potential acquisitions of complementary businesses; or

•	a shift to outsourcing of production.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended October 1, 2011 for additional information regarding the our use of funds and factors that could affect the manner in which the proceeds are used.

METHOD OF OFFERING

Persons or entities whom we accept as Members from time to time are required, as a condition of acceptance into membership and to conduct ongoing business with us, to acquire such amount of Class B Shares as may be established by the Board. New Members typically must satisfy their Class B Share Requirement in one of two ways: (1) the purchase of Class B Shares at the time of their admission as a Member such that the required amount is held at that time; or (2) the acquisition of Class B Shares over a five-year period commencing at the start of our first fiscal year after the Member’s admission, at the rate of 20% of the required amount per fiscal year, such that by the start of our sixth full fiscal year after the Member’s admission, the required amount is held. If a new Member elects to satisfy the Class B Share Requirement through the acquisition of shares over a five-year period, it is typically required to make a Required Deposit with us for the full required amount during the five-year build-up of the Class B Share Requirement. The Required Deposit may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period.

Required Deposits for new stores, replacement stores or growth in the sales of existing stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period.

As Class B Shares are issued as part of a Member’s patronage dividend distribution, the Member receives credit against its Class B Share Requirement based on the issuance value of such Class B Shares. If at the end of our second fiscal quarter, after giving effect to the value of Class B Shares estimated to be issued as part of our next estimated Cooperative Division patronage dividend, a Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, we will typically require the Member to make an additional subordinated deposit equal to such deficiency which, at our option, may be paid over a 26-week period. If following the issuance of Class B Shares as part of a patronage dividend distribution, a Member does not hold the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in an amount sufficient to achieve the requirement. The additional Class B Shares may be paid for by charging the Member’s cash deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member, which may be paid over a 26-week period. See “DESCRIPTION OF DEPOSIT ACCOUNTS—General.” If following the issuance of Class B Shares as part of a patronage dividend distribution, a Member holds the required amount of Class B Shares, then a corresponding portion of the Required Deposit is released from the subordination agreement and is then classified as an excess deposit. Members from time to time are required to execute subordination agreements, which will be effective from and after their date of execution, providing for the maintenance of deposit accounts with us and the subordination of the Required Deposits. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Subordination.” In addition, the deposit accounts are pledged to us to secure their obligations to us. Such security is also pledged to us to secure the prohibition against the transfer of their collateral and to secure our rights to repurchase any of our shares held by them. See “DESCRIPTION OF DEPOSIT ACCOUNTS—Pledge of Shares and Deposits; Offset and Recoupment.”

The offering of the Required Deposits pursuant to this prospectus will be made by us through our regular employees, who will not receive any additional remuneration in connection therewith. No offerings will be made through brokers, and there are no underwriters.

DESCRIPTION OF DEPOSIT ACCOUNTS

We are offering Required Deposits to Members in an aggregate amount of $43,300,000.

General

Class A Shares may be held only by Members. The Board may approve the issuance of Class B and Class E Shares to any person and for any purpose. However, the Board does not now intend to authorize, and this offering does not include, the issuance of Class B and Class E Shares except to Members.

Customers who purchase less than $1 million annually from us would not generally be considered for membership, while customers who purchase over $3 million annually are typically required to become Members.

In addition, a person seeking to qualify for, and maintain its status as, a Member must:

•	Own a number of Class A and Class B Shares as specified by the Board;

•	Be of approved financial standing;

•	Be engaged in selling grocery and related products at retail or wholesale;

•	Purchase products from us in amounts and in a manner that is established by the Board;

•	Make application in such form as is prescribed by us; and

•	Be accepted as a Member by Board action.

Membership does not obligate us to make any sale of merchandise, provide services or extend credit. The rights and obligations of an individual Member will depend upon the terms of the particular membership agreements entered into by that Member. Our forms of membership agreements have changed from time to time.

Each Member is required to own such number of Class A Shares as may be established by the Board. Our Bylaws, which may be changed by the Board at its discretion, require each Member to own 350 shares. The purchase price for the Class A Shares is the Exchange Value Per Share at the close of the fiscal year end prior to purchase. As of October 1, 2011, the Exchange Value Per Share and, thus, the purchase price for the Class A Shares was $312.31 per share. We have various payment plans available for the purchase of the Class A Shares.

No Member may hold more than the required number of Class A Shares. However, it is possible that a Member may have an interest in another Member, or that a person may have an interest in more than one Member, and therefore have an interest in more than the required number of Class A Shares. This situation might arise, for example, if a Member owns the capital stock of another Member.

Pursuant to our Bylaws, persons and entities that have common ownership with an existing Member holding the required number of Class A Shares, or that are determined by the Board to be sufficiently related to an existing Member to be affiliates of that Member, are not required to purchase Class A Shares. These affiliated Members may also be required to guaranty one another’s obligations to us. In all other respects, affiliated Members are required to comply with the same rules and requirements that apply to other Members.

Each Member must also own such amount of Class B Shares as may be established by the Board. Our Board currently requires each Member to satisfy the Class B Share Requirement, which involves such Member holding Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except that as to meat and produce purchases the requirement is approximately one times the Member’s average weekly purchases from the Cooperative Division. If purchases are not made weekly, the average weekly purchases are based on the number of weeks in which purchases were actually made. For purposes of determining whether a Member holds Class B Shares having an issuance value satisfying the

Class B Share Requirement, the issuance value of each Class B Share held by the Member is deemed to be the Exchange Value Per Share in effect at the close of the fiscal year end prior to the issuance of such Class B Share. The Class B Share Requirement is determined twice a year, at the end of our second and fourth fiscal quarters, based on the Member’s purchases from the Cooperative Division (see “Patronage Dividends and Tax Matters” below) during the preceding four quarters. In addition, Members meeting certain qualifications may elect to maintain a reduced Class B Share Requirement. Members that are permitted to satisfy their Class B Share Requirement solely from their patronage dividend distributions must remain on the reduced Class B Share Requirement, or RBI, and typically will not be permitted to change their election to the standard Class B Share Requirement, or SBI, until they have satisfied their Class B Share Requirement. See “—Reduced Share Requirement” below.

New Members typically must satisfy their Class B Share Requirement in one of two ways: (1) the purchase of Class B Shares at the time of their admission as a Member such that the required amount is held at that time; or (2) the acquisition of Class B Shares over a five-year period commencing at the start of our first fiscal year after the Member’s admission, at the rate of 20% of the required amount per fiscal year, such that by the start of our sixth full fiscal year after the Member’s admission, the required amount is held. If a new Member elects to satisfy the Class B Share Requirement through the acquisition of shares over a five-year period, it is typically required to make a Required Deposit with us for the full required amount during the five-year build-up of the Class B Share Requirement. The Required Deposit may generally be paid either in full upon acceptance as a Member or 75% upon acceptance and the balance paid over a 26-week period.

Required Deposits for new stores, replacement stores or growth in the sales of existing stores can be paid either in full or with a 50% down payment and the balance paid over a 26-week period.

One of the ways in which Members may acquire Class B Shares is through our payment of Cooperative Division patronage dividends at the end of our fiscal year. See “Patronage Dividends and Tax Matters” below. If a Member, at the time a patronage dividend is declared, does not satisfy its Class B Share Requirement, we may issue Class B Shares to such Member as a portion of the Cooperative Division patronage dividends paid. As Class B Shares are issued as part of a Member’s patronage dividend distribution, the issuance value of such Class B Shares add to the amount of Class B Shares held by such Member for purposes of satisfying the Class B Share Requirement. If, following the issuance of Class B Shares as part of a patronage dividend distribution, a Member holds the required amount of Class B Shares, then a corresponding portion of the Required Deposit is released from the subordination agreement and is then classified as an excess deposit. If following the issuance of Class B Shares as part of the patronage dividend distribution for any given fiscal year after the first year as a Member, the Member does not hold Class B Shares with a combined issuance value equal to the required amount of Class B Shares, then additional Class B Shares must be purchased by the Member in an amount sufficient to satisfy the requirement. The additional Class B Shares may be paid for by our charging the Member’s deposit account in an amount equal to the issuance value of the additional Class B Shares or by direct purchase by the Member, which may be paid over a 26-week period.

We do not pay interest on Required Deposits or Credit Deposits; however, interest is paid at the prime rate for deposits in excess of a Member’s Required Deposit. The payment of interest and the rate of interest paid on such excess cash deposits are subject to change at our discretion. In no event will we pay any interest in excess of the amounts permitted by applicable law.

Members are required to execute subordination agreements providing for the subordination in certain circumstances of the Member’s right to repayment of their Required Deposits in full until all senior indebtedness to the Company is satisfied. Unified currently has three forms of subordination agreements: (i) the 2008 Subordination Agreement that became effective as of July, 2008; (ii) the 1994 Subordination Agreement that Members executed from January 14, 1994 to July, 2008; and (iii) the Pre-1994 Subordination Agreement that Members executed before January 14, 1994. The terms of these agreements are different. See “DESCRIPTION

OF DEPOSIT ACCOUNTS—Subordination.” All new Members will be required to execute the 2008 Subordination Agreement. In addition, existing Members who executed either the 1994 Subordination Agreement or the Pre-1994 Subordination Agreement may be required to execute the 2008 Subordination Agreement if there is a change in the Member’s business form. For example, in the event of a change in a Member which is a proprietorship or partnership, or a change in the stock ownership of a Member which is a corporation, we may require the execution of a new subordination agreement. Existing Members will remain subject to the terms of the subordination agreement they originally executed.

In order to purchase products on credit terms established by us, Non-Member customers may be required to provide cash deposits to secure their obligations to us. Non-Members are not required to execute subordination agreements.

A Member may have cash in its deposit account that exceeds the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, if (a) the Member’s purchases, during the period when the Required Deposit amount is determined, have declined from the previous measuring period, or (b) the Member has received cash patronage dividends, which are deposited into the Members’ deposit accounts, or (c) a portion of the Required Deposit is classified as an excess deposit following the issuance of Class B Shares as part of a patronage dividend distribution. For a discussion of the repayment of excess deposits, see “—Repayment.”

Deposits are not segregated from our other funds. Deposits are recorded in our records by means of book entries, and no note, certificate or other instrument is issued as evidence of the deposits. After the close of each fiscal year, we provide each Member with a statement showing patronage dividends allocated to the Member’s deposit account. In addition, written inquiry concerning the deposit accounts and other additions to the account, as well as withdrawals and charges and the account balance, may be made at any time, and telephone inquiry may be made at any time during normal business hours.

Our policies regarding the Class B Share Requirement and Required Deposits are subject to change by the Board, which may, at its discretion, add to, increase, decrease, limit, eliminate or otherwise change such policies.

Membership is not transferable either voluntarily or by operation of law. Membership may be terminated by written resignation of the Member or by us due to the Member’s failure to meet any requirement of membership, or due to the failure by the Member or any affiliate of the Member to timely pay or otherwise meet any obligation to us or to comply with any requirement established by us for the servicing of accounts or by the Bylaws, or on the breach by the Member or any affiliate of the Member of any representation, warranty or covenant made to us or for our benefit, or on the Member’s death or incompetency, or except as permitted by the Bylaws on any attempted transfer of membership, or on the filing by or against the Member or an affiliate of the Member of any bankruptcy petition, the application by the Member or any affiliate of the Member in or acquiescence in the appointment of or actual appointment of a receiver for the Member or any affiliate of the Member, the making of an assignment for the benefit of creditors by the Member or any affiliate of the Member, or the general inability of the Member or any affiliate of the Member to pay its debts as they become due, or the entry of any material judgment, order or decree against the Member or any affiliate of the Member, or any of our collateral security becomes subjected to any process of law, or on any transfer or encumbrance or attempted transfer or encumbrance, or we cease at any time to have a first priority perfected security interest in any of our collateral security. Termination of membership does not relieve the Member of obligations incurred prior to termination.

Patronage Dividends and Tax Matters

We distribute patronage dividends to our Members based upon our patronage earnings during a fiscal year. Non-Member customers are not entitled to receive patronage dividends. The Board approves the payment of dividends and the form of such payment for our three patronage-earning divisions: the Cooperative Division, the Southern California Dairy Division and the Pacific Northwest Dairy Division. We track the volume of qualifying patronage sales in each of these patronage-earning divisions on an individual Member basis to determine each such Member’s share of such patronage dividends. Patronage dividends for each patronage-earning division are paid solely to Members who purchase products from such division.

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Cooperative Division. Patronage earnings attributable to the Cooperative Division are derived from all patronage activities of Unified, other than the Southern California and Pacific Northwest Dairy Divisions discussed below, regardless of geographic location. Patronage dividends for this division are paid based on the qualified patronage purchases of the following types of products: dry grocery, deli, health and beauty care, tobacco, general merchandise, frozen food, ice cream, meat, produce and bakery.

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Southern California Dairy Division. Patronage earnings attributable to the Southern California Dairy Division are generated primarily from sales of products manufactured at a milk, water and juice bottling plant located in Los Angeles, California.

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Pacific Northwest Dairy Division. Patronage earnings attributable to the Pacific Northwest Dairy Division are generated from sales of dairy products manufactured by third party suppliers located in Oregon and Washington.

Total patronage earnings are based on the combined results of the Cooperative Division, Southern California Dairy Division and the Pacific Northwest Dairy Division. In the event of a loss in one division, the Board will make an equitable decision with respect to the treatment of the loss.

Patronage dividends for the Cooperative Division are calculated annually and distributed to Members following each fiscal year in proportion to the qualified patronage sales during such fiscal year. The following describes the manner of distribution of such Cooperative Division patronage dividends for the past three fiscal years:

•	For fiscal 2011 and 2010, the entire patronage dividend was distributed in cash.

•	For fiscal 2009, the patronage dividend was distributed as follows:

•	The first 30% of the patronage dividend was distributed in Class E Shares through a non-qualified written notice of allocation; and

•	The remaining 70% of the patronage dividend was qualified and distributed as a combination of cash and Class B Shares as follows:

•	The first 20% of this portion of the dividend was distributed in cash; and

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The remaining amount was distributed in Class B Shares through a qualified written notice of allocation to the extent of any deficiency in the Member meeting its Class B Share Requirement, with any remainder deposited in cash to the Member’s deposit fund.

Patronage dividends for our dairy divisions are calculated quarterly and have been historically distributed to Members in cash on a quarterly basis in proportion to the qualified patronage sales during the quarter.

Our Bylaws provide that patronage dividends may be distributed in cash or in any other form that constitutes a written notice of allocation under Section 1388 of the Internal Revenue Code. Section 1388 defines the term “written notice of allocation” to mean any capital stock, revolving fund certificate, retain certificate, certificate of indebtedness, letter of advice, or other written notice, that discloses to the recipient the stated dollar amount allocated to the recipient by Unified and the portion thereof, if any, which constitutes a patronage dividend. Written notices of allocation may be in the form of qualified written notices of allocation or nonqualified written notices of allocation. To constitute a qualified written notice of allocation, a patronage dividend must be paid at least 20% in cash and the balance in a form which constitutes a written notice of allocation and which the recipient has agreed to take into income for tax purposes in the year of receipt. If at least 20% of the patronage dividend is not paid in cash, the entire amount of the distribution not paid in cash, whether in the form of stock or in the form of a debt instrument, constitutes a nonqualified written notice of allocation.

Members are required to consent to include in their gross income, in the year received, all cash as well as the stated dollar amount of all qualified written notices of allocation, including Class E Shares and the Exchange Value Per Share of the Class B Shares distributed to them as part of the qualified written notices of allocation. Class B Shares distributed as part of the qualified written notices of allocation are also subject to state income and corporation franchise taxes in California and may be subject to these taxes in other states. The Member does not include a nonqualified written notice of allocation, whether in Class B or Class E Shares, as taxable income in the year of receipt and the Company is not entitled to an income tax deduction in the year of issuance. When the nonqualified written notice of allocation is redeemed for cash or property, the Member will have ordinary taxable income and the Company will have an income tax deduction for the amount of the redemption. The Board will determine whether patronage dividends will be paid in the form of qualified written notices of allocation or nonqualified written notices of allocation. For fiscal 2011, the Company distributed 100% of the patronage dividend in cash as a qualified dividend, the same as was done for fiscal 2010. For fiscal 2009, 2008, 2007 and 2006, the Company issued, for the Cooperative Division, qualified and nonqualified written notices of allocation in the form of Class B Shares and Class E Shares, respectively. Patronage dividends in connection with the dairy divisions were paid in cash.

Members are urged to consult their tax advisors with respect to the applicability of U.S. federal income, state or local tax rules on the ownership and disposition of Class A, Class B and Class E Shares with respect to their own tax status.

Subordination

The subordination of Required Deposits will differ depending upon whether the Member executed: (i) the 2008 Subordination Agreement; (ii) the 1994 Subordination Agreement; or (iii) the Pre-1994 Subordination Agreement. A Member may have cash in its deposit account that exceeds the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, if (a) the Member’s purchases, during the period when the Required Deposit amount is determined, have declined from the previous measuring period, or (b) the Member has received cash patronage dividends, which are deposited into the Members’ deposit accounts, or (c) a portion of the Required Deposit is classified as an excess deposit following the issuance of Class B Shares as part of a patronage dividend distribution. Any funds in excess of the Required Deposit are then released from the subordination agreement. Cash deposits that secure the obligations of Non-Member customers to us are not subject to subordination agreements.

2008 Subordination Agreements

With respect to Members who execute the 2008 Subordination Agreement, the portion of the deposit account of that Member which consists of Required Deposits and all Patronage Dividend Certificates will, under the terms of the 2008 Subordination Agreement, be subordinated and subject to the prior payment in full of senior indebtedness of Unified. As to Members who execute the 2008 Subordination Agreements, the term “senior indebtedness” means all indebtedness, liabilities or obligations of Unified, contingent or otherwise, whether existing on the date of execution of the 2008 Subordination Agreement or thereafter incurred:

•	in respect of borrowed money;

•	evidenced by bonds, notes, debentures or other instruments of indebtedness;

•	evidenced by letters of credit, bankers’ acceptances or similar credit instruments;

•	in respect of leases which are treated as capital leases under generally accepted accounting principles;

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in respect of any hedging arrangements evidenced by an ISDA Master Agreement (and in any event all interest rate swap agreements, interest rate collar agreement or other similar agreement or arrangement designed to provide interest rate protection or protection in respect of commodities or currency prices);

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in respect of all indebtedness, liabilities or obligations of others of any of the types referred to above for which Unified or any of its constituents is responsible or liable as obligor, guarantor or otherwise or in respect of which recourse may be had against any of the property or assets (whether real, personal, tangible or intangible) of Unified;

•	if the Company is insolvent, back wages, tax withholding, benefits and any legally required separation payments;

excluding, however, any indebtedness, liabilities or obligations of Unified, contingent or otherwise, whenever executed and whenever incurred, (i) to trade creditors arising or incurred in the ordinary course of Unified’s business, (ii) in respect of any redemption, repurchase or other payments on capital stock or other equity interests of Unified, (iii) in respect of any indebtedness or other obligations owed to any other Member or Non-Member customers of Unified (including any deposits or deposit accounts, or any subordinated patronage dividend certificates, capital retention certificates or other similar instruments issued pursuant to the bylaws of Unified in effect from time to time).

The following terms are defined in the 2008 Subordination Agreement to have the following meanings:

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“Credit Deposits” means any Deposits that are required to be maintained by such Member in accordance with levels established by the credit office of Unified from time to time in excess of the amount of required deposits set by the Board.

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“Deposits” is a collective reference to all security deposits, deposits, deposit accounts or other similar amounts or accounts made or maintained from time to time by such Member with Unified, any amounts which such Member is credited on the books of Unified from time to time; and any money deposited with Unified by or on behalf of such Member from time to time, provided, however, that Deposits do not include any Class A, Class B or Class E Shares or any other classes of Unified’s shares or any Patronage Dividend Certificates.

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“Insolvency Proceedings” means any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, in respect of Unified, its constituent entities, or their respective properties.

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“Patronage Dividend Certificates” means all notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of Unified to such Member issued from time to time by Unified on account of distributions on Unified’s Class B Shares and all obligations, indebtedness and patronage dividend deposit accounts associated therewith.

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“Required Deposits” means any Deposits that are required to be maintained by such Member in accordance with levels established by the Board of Directors of Unified from time to time; provided, however, Required Deposits does not include Credit Deposits.

The 2008 Subordination Agreement provides that upon notice of a default on any senior indebtedness (other than as a result of a payment default or an Insolvency Proceeding) the right of such Member to receive payments in respect of the Required Deposits shall be subject and subordinate to the payment of all senior indebtedness in full and in cash, and such Member will not assert any right to payment in respect of the Required Deposits unless and until either (a) 180 days have passed following such notice (provided that only one such notice may be given in any twelve consecutive months) without senior lenders making demand for payment, or (b) the repayment in full of the relevant senior indebtedness.

The 2008 Subordination Agreement provides that upon notice of a default on any senior indebtedness (other than as a result of a payment default or an Insolvency Proceeding) the right of such Member to receive payments in respect of the Patronage Dividend Certificates shall be subject and subordinate to the payment of all senior indebtedness in full and in cash and such Member will not assert any right to payment in respect of the Patronage Dividend Certificates unless and until the repayment in full of the relevant senior indebtedness.

The 2008 Subordination Agreement also provides that upon any payment default or the occurrence of an Insolvency Proceeding the right of such Member to receive payments in respect of the Required Deposits and Patronage Dividend Certificates shall be subject and subordinate to the payment of all senior indebtedness in full and in cash.

1994 Subordination Agreements

With respect to Members who execute the 1994 Subordination Agreement, the portion of the deposit account of that Member which consists of Required Deposits will, under the terms of the 1994 Subordination Agreement, be subordinated and subject to the prior payment in full of senior indebtedness of Unified. As to Members who execute the 1994 Subordination Agreements, the term “senior indebtedness” means all principal indebtedness, liabilities or obligations of Unified, contingent or otherwise, whether existing on the date of execution of the subordination agreement or incurred after execution of the subordination agreement:

•	in respect of borrowed money;

•	evidenced by bonds, notes, debentures or other instruments of indebtedness;

•	evidenced by letters of credit, bankers’ acceptances or similar credit instruments;

•	in respect of capitalized lease obligations;

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in respect of the deferred purchase price of property or assets, whether real, personal, tangible or intangible, or in respect of any mortgage, security agreement, title retention agreement or conditional sale contract;

•	in respect of any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to provide interest rate protection;

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in respect of all indebtedness, liabilities or obligations of others of any of the types referred to above for which Unified is responsible or liable as obligor, guarantor or otherwise or in respect of which recourse may be had against any of the property or assets, whether real, personal, tangible or intangible, of Unified;

•	in respect of all modifications, renewals, extensions, replacements and refundings of any indebtedness, liabilities or obligations of any of the types described above; and

•	if the Company is insolvent, back wages, tax withholding, benefits and any legally required separation payments;

provided, however, that the term “senior indebtedness” shall not mean any indebtedness, liabilities or obligations of Unified, contingent or otherwise, whether existing on the date of execution of the 1994 Subordination Agreement or incurred after execution of the 1994 Subordination Agreement, (a) to trade creditors arising or incurred in the ordinary course of Unified’s business, (b) in respect of any redemption, repurchase or other payments on capital stock, (c) in respect of Members’ deposits or (d) in respect of patronage dividend certificates.

For purposes of the above definition of senior indebtedness,

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“capitalized lease obligations” means the discounted present value of the rental obligations of any person or entity under any lease of any property which, in accordance with generally accepted accounting principles, has been recorded on the balance sheet of such person or entity as a capitalized lease;

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“Members’ deposits” means the deposits required to be made or maintained with us by our Member or Non-Member customers in accordance with our Bylaws as in effect or in accordance with the policies for the servicing of accounts of Member or Non-Member customers established by us, and any deposits made or maintained with us by our Member or Non-Member customers in excess of such Required Deposits; and

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“Patronage dividend certificates” means any notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of Unified at any time outstanding which evidence the indebtedness of Unified respecting the distribution by Unified of patronage dividends.

The 1994 Subordination Agreement provides that in the event of any insolvency or bankruptcy proceedings relative to Unified or its property, any receivership, liquidation, reorganization, arrangement or other similar proceedings, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Unified, the holders of senior indebtedness shall be entitled to receive payment in full, whether accrued prior or subsequent to the commencement of the proceedings, before any payment is made with respect to that portion of the deposit accounts which consists of Required Deposits. By reason of the subordination, in the event of insolvency, creditors of Unified who are holders of senior indebtedness may recover more ratably than holders of the Required Deposit. In addition:

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no payment shall be made with respect to that portion of the deposit accounts which consists of Required Deposits in the event and during the continuation of any default in the payment of any senior indebtedness; and

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in the event any default, other than those referred to directly above, shall occur and be continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to accelerate the maturity thereof, no payment shall be made with respect to that portion of the deposit accounts which consists of Required Deposits during any period (a) of 180 days after the giving of written notice of such default by the holders of such senior indebtedness to Unified, or (b) in which judicial proceedings shall be pending in respect of such default, a notice of acceleration of the maturity of such senior indebtedness shall have been transmitted to Unified in respect of such default and such judicial proceedings shall be diligently pursued in good faith. With respect to clause (a) above, only one such notice shall be given in any twelve consecutive months.

Pre-1994 Subordination Agreements

With respect to Members who executed the Pre-1994 Subordination Agreement and who do not execute the 1994 Subordination Agreement, the portion of the deposit account of each Member which consists of Required Deposits is, under the terms of the Pre-1994 Subordination Agreement, subordinated and subject in right of payment to the prior payment in full of the principal of, and premium, if any, and interest upon all senior indebtedness. As to these Members, the term “senior indebtedness” means:

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any and all indebtedness of Unified which may from time to time be outstanding and be payable with respect to short-term notes and other commercial paper issued by Unified and which are rated by a nationally recognized securities rating agency;

•	any and all indebtedness, whether contingent or otherwise, of Unified which may from time to time be outstanding and be payable to any bank, insurance company, or other financial institution; and

•	any and all indebtedness of others which may from time to time be guaranteed by Unified and be payable to any bank, insurance company or other financial institution.

The Pre-1994 Subordination Agreement provides that upon any distribution of the assets of Unified upon any voluntary or involuntary dissolution, winding up or liquidation, reorganization, readjustment, arrangement, or similar proceedings, relating to Unified or its property, whether or not Unified is a party, and whether in bankruptcy, insolvency or receivership proceedings or otherwise, or on any assignment by Unified for the benefit of creditors, or upon any other marshaling of the assets and liabilities of Unified, all senior indebtedness shall be paid in full, or provision made for such payment satisfactory to the holders of the senior indebtedness, before any payment is made on account of the principal of, or interest, if any, on that portion of the deposit accounts which consists of Required Deposits. By reason of such subordination, in the event of insolvency, creditors of Unified who are holders of senior indebtedness may recover more ratably than holders of the deposit accounts. In addition, no payment shall be made on account of the principal of or interest, if any, on that portion of any deposit account which consists of Required Deposits, if:

•	there shall have occurred a default in payment in the principal of, or premium, if any, or interest on any senior indebtedness; or

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there shall have occurred any other event of default with respect to any senior indebtedness, permitting the holders to accelerate the maturity of the indebtedness and if written notice of election so to accelerate shall have been given to Unified by the holder or holders of such senior indebtedness or their representative or representatives; or

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payment on account of principal of, or interest, if any, on that portion of any deposit account which consists of Required Deposit would itself constitute an event of default with respect to any senior indebtedness, unless or until such event of default described above shall have been cured or waived or shall have ceased to exist.

No Limit on Senior Indebtedness

There is no limitation on the creation of additional senior indebtedness by us under the subordination agreements. Required Deposits totaled approximately $4.8 million and $4.6 million as of December 31, 2011 and October 1, 2011, respectively. The outstanding amount of senior indebtedness to which the Required Deposits of Members is subordinated totaled approximately $243.0 million and $232.8 million as of December 31, 2011 and October 1, 2011, respectively.

Interest

That portion of the deposit accounts that consists of Required Deposits does not bear interest. While the Board could, in its sole discretion, authorize the payment of interest on this portion, it has no present plans to do so. In addition, required Credit Deposits of Member or Non-Member customers provided to secure their obligations to us do not bear interest.

We currently pay interest on cash amounts in the deposit accounts that are in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, at rates established by the Board from time to time. The current rate of interest established by the Board is the prime rate set by Bank of Montreal, Chicago Branch, in effect on the last day of the preceding calendar month, or, if not then available for any reason, on the next succeeding day when such rate is available. However, if such rate is not available for any reason prior to the beginning of the applicable fiscal month, the rate used for the previous fiscal month will continue to be used. Interest for a fiscal month will be paid only on those amounts which do not consist of Required Deposits or required Credit Deposits and which are in the deposit accounts during the entire fiscal month. Such interest will not be compounded. Such interest will be paid to the Member semi-annually by us in April and October of each year. However, upon request of the Member, such interest will be paid by credit to the Member’s deposit account. The payment of interest and the rate of interest paid on such excess cash deposits are subject to change at our discretion. In no event will we pay any interest in excess of the amounts permitted under applicable law.

The payment of interest on that portion of the deposit accounts which are in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, may be changed or eliminated at any time at the discretion of the Board.

Repayment

Upon request, we will return to a Member the amount of the cash deposit that is in excess of the aggregate of (i) the Required Deposit plus (ii) any required Credit Deposit, provided that the Member is not in default of any of its obligations to us. In any event, if membership status is terminated, upon request, we will return to the

Member the amount of the cash deposit that is in excess of the Required Deposit amount, less any amounts owed to us; provided, however, that we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us. In all cases, a return of that portion of the Member’s cash deposits that consists of Required Deposits will be governed by the applicable subordination provisions and will be returned only to the extent permitted by the subordination provisions. For purposes of determining a Member’s Class B Share Requirement and any Required Deposits, the Class B Shares are valued at issuance value. In addition, we do not permit the Member to offset or recoup any obligations owing to us or otherwise refuse to make any payment to us. However, we retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that we have the right to offset and recoup any obligations owed by the Member to us.

Since the deposit accounts are not segregated from our other funds, our liquidity might be adversely affected if we were required to return a substantial amount of the deposit accounts at one time or over a brief period of time. While our liquidity has not been adversely affected in the past as a result of the return of deposits to Member or Non-Member customers, there can be no assurance that our liquidity would not be adversely affected in the future as a result of the return to Member or Non-Member customers of a substantial amount of deposit accounts. In addition, we do not maintain any segregated funds to provide for the repayment of deposit accounts, nor are the deposit accounts secured obligations of ours. Thus, in the event a substantial amount of deposit accounts were required to be repaid by us at one time or over a brief period of time, or in the event we were to experience financial difficulties or to become insolvent, there can be no assurance that we would be able to repay the deposit accounts and Member or Non-Member customers would recover the amount of their deposit accounts.

Reduced Share Requirement

Members may apply to be on the RBI reduced investment option instead of the standard SBI investment option with respect to the Class B Share Requirement. To be on the RBI, a Member must pay for its purchases electronically on the current due date and demonstrate credit worthiness. The purpose of the RBI is to encourage Member growth by offering a reduced requirement if the qualifications are met and to provide a cap on the investment requirement at certain volume levels. For comparison, a Member on the SBI is required to hold Class B Shares with an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except that as to meat and produce purchases the requirement is approximately one times the Member’s average weekly purchases from the Cooperative Division. The RBI is based on a sliding scale such that additional purchase volume marginally reduces the requirement as a percentage of purchase volume. The sliding scale applicable to the RBI is illustrated in the following tables:

Cooperative Division, excluding Meat and Produce

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $40	1.75
$40 to $100	1.70
$100 to $200	1.65
$200 to $300	1.60
$300 to $400	1.55
$400 to $500	1.50
$500 to $1,000	1.45
$1,000 to $2,000	1.40
Over $2,000	0.00

Meat and Produce, Cooperative Division

Average Weekly Purchases ($000’s)	Marginal RBI
Up to $100	0.90
$100 to $200	0.85
$200 to $300	0.80
$300 to $400	0.75
Over $400	0.00

Note:	Marginal RBI is the rate of investment on each layer of average weekly purchases from the Cooperative Division (“AWP”). A Member pays the corresponding marginal RBI for each incremental AWP. (Example: If AWP is $55,000 for purchases other than meat and produce, the RBI is 1.75 weeks on the first $40,000 and 1.70 weeks on the remaining $15,000.)

Members who do not apply for the RBI remain on the SBI. However, once a Member has elected the RBI option, it must notify us in writing if it wishes to change its election. Generally, changes can only be made at the time of the second quarter recalculation of the Class B Share Requirement in March.

Deposit Fund Deficiency

At any given time, we may have a Deposit Fund Deficiency, which may occur if our required cash deposits are less than otherwise would be required, as a result of Members who do not maintain sufficient Required Deposits to meet the Class B Share Requirement. Deposit Fund Deficiencies typically occur when Members have been approved to build deposits in their deposit fund over time or in cases where their Required Deposits are waived. The Member Deposit Fund Deficiency was approximately $3.6 million and $1.5 million as of December 31, 2011 and October 1, 2011, respectively, consisting of approximately $3.2 million and $1.1 million, respectively, due to Members that were approved to build deposit fund requirements over time and approximately $0.4 million and $0.4 million, respectively, due to former United members that elected to assign at least 80% of the Cooperative Division qualified cash patronage dividends to fulfill deposit fund requirements.

Pledge of Shares and Deposits; Offset and Recoupment

We require our Members to pledge to us, as collateral, all deposits and deposit accounts with us and all distributions thereon (including shares of the Company and securities certificates) and products and proceeds thereof to secure their obligations to us. Such security is also pledged to us to secure the prohibition against the transfer of all deposits, deposit accounts, shares of the Company, and securities certificates issued from time to time to the Member by us, and to secure our rights to repurchase such shares. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with us, we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us.

We do not permit a Member to offset or recoup any obligations owing to us or otherwise refuse to pay any amounts owed to us. However, we retain all rights of offset and recoupment and furthermore, the 2008 form of pledge agreement provides that we have the right to offset and recoup any obligations owed by the Member to us. The Secretary of Unified is authorized, and is given a power of attorney, on behalf of each Member to surrender the shares for repurchase or redemption, to receive notice of purchase or of repurchase and redemption, to receive the proceeds therefrom, to do all acts necessary or advisable to perfect our security interests, to do any act the Member is obligated to do, to file in the Member’s name any financing statement and to endorse and transfer collateral upon foreclosure.

Any breach by a Member or its affiliate of our Bylaws, or any covenant or agreement with us, or any rules or regulations established by us, and the termination of a Member’s membership in Unified, among other events set forth in the Member’s pledge agreement with us, constitute an event of default under such pledge agreement.

Default Rights and Remedies

If a Member or affiliate of a Member defaults on any obligation to us, or if any other default described in the pledge agreement occurs, we will have all rights and remedies under, among other things, the Uniform Commercial Code, including the right to have, among other things, all amounts payable in respect of the Class A, Class B and Class E Shares and any deposits paid directly to us and the right to sell such shares at private sale. Upon termination of membership of a Member or any affiliate of a Member, or default by a Member or any affiliate of a Member of any agreement with us, we are under no obligation to return any collateral pledged to us, or any proceeds thereof, so long as there are any matured or unmatured, contingent or unliquidated amounts owed by the Member to, or obligations that remain to be performed by the Member for the benefit of, us.

Other Significant Aspects

The deposit accounts and subordinated patronage dividend certificates are not secured by any lien upon any of our assets. Other than a transfer to us, none of the Class A, Class B or Class E Shares, deposits or subordinated patronage dividend certificates may be transferred or assigned without our consent, which will normally be withheld except where such transfer is in connection with the transfer of a Member’s business to an existing or new Member for the continuation of such business.

LEGAL MATTERS

The validity of the deposit accounts has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 1, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Unified makes available, free of charge, through its website (http://www.unifiedgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration statements, proxy statements and all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC are available on the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that is filed with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents filed by Unified with the SEC are hereby incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 filed on February 13, 2012; and

•	Definitive Proxy Statement on Schedule 14A dated January 9, 2012, relating to our annual meeting of shareholders held on February 22, 2012.

Copies of these filings are available free of charge by writing to Unified Grocers, Inc., attention Corporate Secretary, 5200 Sheila Street, Commerce, CA 90040 or by telephoning us at (323) 264-5200.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the expenses expected to be incurred in connection with the offering described in this registration statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$4,962
Printing, Engraving and Reproduction	24,000
Expenses of Qualification Under State Blue Sky Laws	8,000
Legal Fees and Expenses	12,000
Accounting Fees and Expenses	22,000
Miscellaneous	10,000

Total	$80,962

Item 14. Indemnification of Directors and Officers

Article V of Unified’s Bylaws provides that we shall, to the maximum extent permitted by law, have the power to indemnify our directors, officers, employees and other agents. Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify agents of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. Unified’s Amended and Restated Articles of Incorporation provide that we are authorized to indemnify our agents to the fullest extent of California law. We have entered into agreements with each of our directors and certain of our officers which provide to such directors and officers the maximum indemnification allowed under applicable law. In addition, we maintain a policy of directors’ and officers’ liability and company reimbursement insurance.

Item 15. Recent Sales of Unregistered Securities

We have not sold any securities which were not registered under the Securities Act of 1933, as amended, during the past three years from the date hereof.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008 filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

Exhibit Number	Description
4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.5	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.6	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.10	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.11	Form of Pledge and Security Agreement (effective July, 2008) (incorporated by reference to Exhibit 4.41.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

4.12	Form of Member Subordination (effective July, 2008) (incorporated by reference to Exhibit 4.42.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

4.13	Form of Continuing Guaranty (effective July, 2008) (incorporated by reference to Exhibit 4.43.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

4.50	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2 filed on February 28, 2003, File No. 333-103535).

4.51	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.50).

Exhibit Number	Description
4.52	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999).

4.53	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.54	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.55	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.56	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.57	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.58	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.59***	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

4.59.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

4.90	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

4.91	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

Exhibit Number	Description
4.92	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.93	Form of Class E Share Certificate (incorporated by reference to Exhibit 4.37 to the Registrant’s Registration Statement on Form S-1 filed on January 31, 2006, File No. 333-131414).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.0	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.0.1	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.0.2	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.0.3	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

10.1	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.2	Security Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.3	Amended and Restated Credit Agreement, dated as of December 5, 2006, by and among Registrant, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

10.3.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

10.3.2	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2009).
10.3.2.1	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by the Registrant payable to Fifth Third Bank (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 29, 2009).

Exhibit Number	Description

10.4	Amended and Restated Security Agreement, dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

10.5	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.6	Note purchase Agreement dated as of September 29, 1999 by and among Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.6.1	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.6.2	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002 filed on May 14, 2002).

10.6.3	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.7	Amended and Restated Note Purchase Agreement, effective January 6, 2006, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 11, 2006).

10.7.1	Amendment to Note Purchase Agreement and Consent, dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company as collateral agent for the Noteholders and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.7.2	Second Amendment to Note Purchase Agreement dated as of November 7, 2008 by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.7.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.7.3	Third Amendment to Note Purchase Agreement dated as of November 3, 2009, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2009).

10.8	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

Exhibit Number	Description
10.9	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.10	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.11	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.12	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.12.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.13	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.13.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.14	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.1	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.2	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.15	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

Exhibit Number	Description
10.16	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.17	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.18**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.21**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.22**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.23**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.24**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.25**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.26**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

Exhibit Number	Description
10.26.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.2**	Second Amendment to Employment Agreement dated as of April 2001, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001 filed on August 14, 2001).

10.26.3**	Third Amendment to Employment Agreement dated as of August 2003, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.26.4**	Fourth Amendment to Employment Agreement dated as of December 30, 2010, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.26.4 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.27	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.28	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.29**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999).

10.29.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.30**	Unified Grocers, Inc. Deferred Compensation Plan II, Master Plan, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.30.1**	Amendment No. 1 to the Unified Grocers, Inc. Deferred Compensation Plan II, effective as of January 1, 2011, amended as of September 9, 2010 (incorporated by reference to Exhibit 10.30.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010 filed on December 10, 2010).

10.31**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.32**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

Exhibit Number	Description
10.33**	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.33.1**	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.33.2**	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.34**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.35**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004 filed on December 16, 2004).

10.35.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.36**	Unified Grocers, Inc. Executive Salary Protection Plan III, Master Plan Document, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.37**	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.38**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003, File No. 000-10815).

10.38.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.38.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.38.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

Exhibit Number	Description
10.38.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.38.5**	Amendment No. 6 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of February 18, 2008 (incorporated by reference to Exhibit 10.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008 filed on May 13, 2008).

10.38.6**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009, as amended (incorporated by reference to Exhibit 10.38.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.38.7**	Amendment No. 1 to the Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009 (incorporated by reference to Exhibit 10.38.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.39**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.39.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.39.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.8**	Amendment No. 8 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.8 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.39.9**	Amendment No. 9 to the Unified Grocers, Inc. Employee Savings Plan, amended as of May 10, 2010 (incorporated by reference to Exhibit 10.39.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

Exhibit Number	Description
10.39.10**	Amendment No. 10 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.10 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.39.11**	Amendment No. 11 to the Unified Grocers, Inc. Employee Savings Plan, dated as of December 31, 2009, including provisions with effective dates ranging from January 1, 2007 to April 1, 2010 (incorporated by reference to Exhibit 10.39.11 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.40**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.40.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005).

10.40.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.40.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.40.9**	Amendment No. 9 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

Exhibit Number	Description
10.40.10**	Amendment No. 10 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of May 10, 2010 (incorporated by reference to Exhibit 10.40.10 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

10.40.11**	Amendment No. 11 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.11 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.40.12**	Amendment No. 12 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, dated as of December 31, 2009, including provisions with effective dates ranging from January 1, 2007 to April 1, 2010 (incorporated by reference to Exhibit 10.40.12 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.41**	Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective January 1, 2004 (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.1**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective March 28, 2005 (incorporated by reference to Exhibit 10.56.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.2**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective June 1, 2007 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.3**	Amendment No. 3 to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. amended as of June 17, 2008 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 filed on August 12, 2008).

10.41.4**	Amended and Restated Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), effective December 31, 2008 (incorporated by reference to Exhibit 10.41.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.41.5**	Amendment to Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), amended as of May 10, 2010 (incorporated by reference to Exhibit 10.41.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

10.42**	Union Bank of California Trust Agreement for Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) as of September 13, 2004 (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.43**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003).

Exhibit Number	Description
10.45	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.46	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.47	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.48	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.49	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.50	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.51	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.52	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.53	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.54	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999, File No. 002-60487).

10.55	Preferred Stock Purchase Agreement by and between C & K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

Exhibit Number	Description
10.56	Shareholders Agreement by and among Unified Western Grocers, Inc., C & K Market, Inc. and designated shareholders of C & K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.57	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.58	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.59	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.60	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.61	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.62	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.1	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.2	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

Exhibit Number	Description
10.63.3	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.4	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.5	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.5.1	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.6	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.7	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.64	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.65	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

Exhibit Number	Description
10.66	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.67	Agreement of Settlement and Release dated as of September 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.67.1	First Amendment to Agreement of Settlement and Release dated as of December 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.68	First Amendment to Industrial Real Estate Lease Agreement by and between 3301 South Norfolk, LLC., as Landlord, and Unified Western Grocers, Inc., as assigned by Associated Grocers, Inc., as Tenant, under Industrial Real Estate Lease Agreement dated April 19, 2007 (incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

10.68.1	Second Amendment to Industrial Real Estate Lease Agreement by and between 3301 South Norfolk, LLC., as Landlord, and Unified Grocers, Inc., formerly Unified Western Grocers, Inc., as assigned by Associated Grocers, Inc., as Tenant, under Industrial Real Estate Lease Agreement dated April 19, 2007 (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2011, filed on February 15, 2011).

10.69	Credit Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.69.1	First Amendment to Credit Agreement, dated as of November 12, 2010 (incorporated by reference to Exhibit 10.69.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010 filed on December 10, 2010).

10.70	Security Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., Crown Grocers, Inc., Market Centre, and Wells Fargo Bank, National Association, as Administrative Agent and Secured Party for the Beneficiaries (defined therein) (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.71	Subsidiary Guaranty, dated as of October 8, 2010, by and among Crown Grocers, Inc. and Market Centre, in favor of Wells Fargo Bank, National Association, as agent and representative of the Lenders and other Beneficiaries described therein (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.72	Loan and Security Agreement, dated as of September 24, 2010, by and among Grocers Capital Company, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

Exhibit Number	Description
10.73**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position dated as of December 30, 2010, executed by John C. Bedrosian, Dirk T. Davis, Joseph L. Falvey, Carolyn S. Fox, Donald E. Gilpin, Gary C. Hammett, Gary S. Herman, Robert E. Lutz, Daniel J. Murphy, Christine Neal, Joseph A. Ney, Randall G. Scoville and Rodney L. Van Bebber (incorporated by reference to Exhibit 10.73 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.74**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of December 30, 2010, executed by Robert M. Ling, Jr., Richard J. Martin and Philip S. Smith (incorporated by reference to Exhibit 10.74 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.75**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, generally effective January 1, 2010, as amended (incorporated by reference to Exhibit 10.75 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.75.1**	Amendment No. 1 to the Unified Grocers, Inc. Cash Balance Plan, amended as of November 29, 2011 (incorporated by reference to Exhibit 10.75.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

10.76**	Amended and Restated Unified Grocers, Inc. Employee Savings Plan, effective January 1, 2010, except as otherwise provided (incorporated by reference to Exhibit 10.76 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.76.1**	Amendment No. 1 to the Unified Grocers, Inc. Employees Savings Plan, amended as of March 17, 2011 (incorporated by reference to Exhibit 10.76.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.77**	Amended and Restated Unified Grocers, Inc Sheltered Savings Plan, effective January 1, 2010, except as otherwise provided (incorporated by reference to Exhibit 10.77 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.77.1**	Amendment No. 1 to the Unified Grocers, Inc. Sheltered Savings Plan, amended as of March 17, 2011 (incorporated by reference to Exhibit 10.77.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.78**	Unified Grocers, Inc. Executive Medical Reimbursement Plan, dated as of January 1, 2011 (incorporated by reference to Exhibit 10.78 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

10.79**	Unified Grocers, Inc. Officer Retiree Medical Plan Document and Summary Plan Description, effective October 1, 2011(incorporated by reference to Exhibit 10.79 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

14	Code of Financial Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

Exhibit Number	Description
24.1*	Power of Attorney (included in signature page).

*	Filed herewith.
**	Management contract or compensatory plan or arrangement.
***	Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant has agreed to furnish the SEC, supplementally, with a copy of any omitted schedule(s) upon request.

(b)	Financial Statement Schedule

Schedule II —Valuation and Qualifying Accounts for the fiscal years ended October 1, 2011, October 2, 2010 and October 3, 2009 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on February 22, 2012.

UNIFIED GROCERS, INC.

By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.
President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert M. Ling, Jr. and Richard J. Martin with full power to act alone, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALFRED A. PLAMANN Alfred A. Plamann	Chief Executive Officer (Principal Executive Officer)	February 22, 2012

/s/ RICHARD J. MARTIN Richard J. Martin	Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer	February 22, 2012

/s/ RANDALL G. SCOVILLE Randall G. Scoville	Senior Vice President, Accounting and Chief Accounting Officer	February 22, 2012

/s/ LOUIS A. AMEN Louis A. Amen	Director	February 22, 2012

/s/ JOHN BERBERIAN John Berberian	Director	February 22, 2012

/s/ OSCAR GONZALEZ Oscar Gonzalez	Director	February 22, 2012

/s/ RICHARD E. GOODSPEED Richard E. Goodspeed	Director	February 22, 2012

Signature	Title	Date

/s/ TERRY H. HALVERSON Terry R. Halverson	Director	February 22, 2012

/s/ PAUL KAPIOSKI Paul Kapioski	Director	February 22, 2012

/s/ DARIOUSH KHALEDI Darioush Khaledi	Director	February 22, 2012

/s/ MARK KIDD Mark Kidd	Director	February 22, 2012

/s/ JOHN D. LANG John D. Lang	Director	February 22, 2012

/s/ JAY T. MCCORMACK Jay T. McCormack	Director	February 22, 2012

/s/ JOHN NAJJAR John Najjar	Director	February 22, 2012

/s/ MICHAEL A. PROVENZANO, JR. Michael A. Provenzano, Jr.	Director	February 22, 2012

/s/ THOMAS S. SAYLES Thomas S. Sayles	Director	February 22, 2012

/s/ MIMI R. SONG Mimi R. Song	Director	February 22, 2012

/s/ ROBERT E. STILES Robert E. Stiles	Director	February 22, 2012

/s/ MICHAEL S. TRASK Michael S. Trask	Director	February 22, 2012

/s/ KENNETH RAY TUCKER Kenneth Ray Tucker	Director	February 22, 2012

Richard L. Wright	Director	February , 2012

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008 filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

4.1	Retail Grocer Application and Agreement for Continuing Service Affiliation with Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.2	Retail Grocer Application and Agreement for Service Affiliation with and the Purchase of Shares of Unified Western Grocers, Inc. and Pledge Agreement (incorporated by reference to Exhibit 4.2 to Post Effective Amendment No. 7 to Form S-2 Registration Statement of the Registrant filed on December 13, 1989, File No. 33-19284).

4.3	Copy of Application and Agreement for Service Affiliation as a Member-Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.4	Copy of Application and Agreement for Service Affiliation as an Associate Patron with Unified Western Grocers, Inc. and Pledge and Security Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000).

4.5	Subordination Agreement (Member-Patron-1988) (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.6	Subordination Agreement (Associate Patron-1988) (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.7	Subordination Agreement (New Member-Patron-1988) (incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.8	Subordination Agreement (New Associate Patron-1988) (incorporated by reference to Exhibit 4.7 to Post-Effective Amendment No. 4 to Form S-2 Registration Statement of the Registrant filed on July 15, 1988, File No. 33-19284).

4.9	Copy of Member Patron/Affiliate Subordination Agreement (Subordination of Required Deposit) (incorporated by reference to Exhibit 4.10 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.10	Copy of Associate-Patron Subordination Agreement (Subordination of Required Deposit Agreement (incorporated by reference to Exhibit 4.11 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.11	Form of Pledge and Security Agreement (effective July, 2008) (incorporated by reference to Exhibit 4.41.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

4.12	Form of Member Subordination (effective July, 2008) (incorporated by reference to Exhibit 4.42.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

Exhibit Number	Description
4.13	Form of Continuing Guaranty (effective July, 2008) (incorporated by reference to Exhibit 4.43.1 to Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period ended on June 28, 2008 filed on August 12, 2008).

4.50	Form of Indenture between the Registrant and U.S. Bank, N.A., as Trustee, relating to $4,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2007 (incorporated by reference to Exhibit 4.35 to the Registrant’s Registration Statement on Form S-2 filed on February 28, 2003, File No. 333-103535).

4.51	Form of Subordinated Patronage Dividend Certificate Due December 15, 2007 (included in Exhibit 4.50).

4.52	Guarantee dated September 29, 1999 by the Registrant of debt securities of United Grocers, Inc. (predecessor-in-interest to the Registrant) issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United Grocers, Inc., and State Street Bank and Trust Company (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed on October 13, 1999).

4.53	Copy of indenture dated as of February 1, 1978, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Capital Investment Notes (incorporated by reference to Exhibit 4.1 to United Grocers, Inc.’s registration Statement on Form S-1, No. 2-60488).

4.54	Copy of supplemental indenture dated as of January 27, 1989, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series F 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.G to the United Grocers, Inc. Form 10-K for the fiscal year ended September 30, 1989).

4.55	Copy of supplemental indenture dated as of January 22, 1991, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series G 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.D to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-38617).

4.56	Copy of supplemental indenture dated as of July 6, 1992, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and United States National Bank of Oregon, as trustee, relating to Unified Western Grocers, Inc.’s Series H 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-49450).

4.57	Copy of supplemental indenture dated as of January 9, 1995, between Unified Western Grocers, Inc. (as successor to United Grocers, Inc.) and First Bank National Association, as trustee, relating to Unified Western Grocers, Inc.’s Series J 5% Subordinated Redeemable Capital Investment Notes (incorporated by reference to Exhibit 4.C to the United Grocers, Inc. Registration Statement on Form S-2, No. 33-57199).

4.58	Form of Subordinated Redemption Note—Excess Class B Shares (incorporated by reference to Exhibit 10.50 to Registrant’s Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

4.59***	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

Exhibit Number	Description
4.59.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007 (incorporated by reference to Exhibit 10.70.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2007).

4.90	Form of Class A Share Certificate (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

4.91	Form of Class B Share Certificate (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

4.92	Agreement respecting directors’ shares (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on December 31, 1981, File No. 2-70069).

4.93	Form of Class E Share Certificate (incorporated by reference to Exhibit 4.37 to the Registrant’s Registration Statement on Form S-1 filed on January 31, 2006, File No. 333-131414).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.0	Secured Revolving Credit Agreement dated as of September 29, 1999, by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.0.1	Amendment No. 1 to Secured Revolving Credit Agreement dated as of November 18, 1999 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.0.2	Amendment No. 2 and Limited Waiver to Secured Revolving Credit Agreement dated as of July, 2000 by and among Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.0.3	Amendment No. 3 to Secured Revolving Credit Agreement dated as of December 7, 2001 by and among the Registrant, the Lenders named therein and Rabobank Nederland, New York Branch (incorporated by reference to Exhibit 4.27.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2001 filed on December 27, 2001).

10.1	Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.2	Security Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank relating to the Secured Revolving Credit Agreement dated as of December 5, 2003, by and among Registrant, the Lenders named therein and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.3	Amended and Restated Credit Agreement, dated as of December 5, 2006, by and among Registrant, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, as Documentation Agent, BMO Capital Markets, as Lead Arranger and Book Runner, General Electric Capital Corporation, Union Bank of California, N.A., and PNC Bank National Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

Exhibit Number	Description
10.3.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

10.3.2	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2009).

10.3.2.1	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by the Registrant payable to Fifth Third Bank (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 29, 2009).

10.4	Amended and Restated Security Agreement, dated as of December 5, 2006, by and among Unified Western Grocers, Inc., the Debtors identified therein and Bank of Montreal, Chicago Branch (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 11, 2006).

10.5	Agreement relating to the Registrant’s five-year interest rate collar (incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registrant’s Registration Statement on Form S-2 filed on May 1, 2002).

10.6	Note purchase Agreement dated as of September 29, 1999 by and among Registrant and the persons listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current report on Form 8-K filed on October 13, 1999).

10.6.1	Amendment No. 1 and Limited Waiver to Note Purchase Agreement, dated as of September 14, 2000, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.6.2	Second Amendment to Note Purchase Agreement and Notes dated as of March 27, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 4.24.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002 filed on May 14, 2002).

10.6.3	Third Amendment to Note Purchase Agreement and Notes dated as of December 31, 2002 by and among the Registrant and the Noteholders on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.7	Amended and Restated Note Purchase Agreement, effective January 6, 2006, by and among Registrant and the Noteholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 11, 2006).

10.7.1	Amendment to Note Purchase Agreement and Consent, dated as of December 19, 2006, by and among Registrant, John Hancock Life Insurance Company as collateral agent for the Noteholders and the Noteholders under the Amended and Restated Note Purchase Agreement listed on the signature pages thereto (incorporated by reference to Exhibit 4.40 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.7.2	Second Amendment to Note Purchase Agreement dated as of November 7, 2008 by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.7.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.7.3	Third Amendment to Note Purchase Agreement dated as of November 3, 2009, by and among Registrant and the Noteholders listed on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2009).

Exhibit Number	Description
10.8	Amended and Restated Loan Purchase and Servicing Agreement Dated as of December 7, 2001 between Grocers Capital Company and National Consumer Cooperative Bank (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.9	Amended and Restated Credit Agreement dated as of December 7, 2001 among Grocers Capital Company, the lenders listed therein and National Cooperative Bank, as agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.10	Amended and Restated Loan Purchase Agreement (Existing Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D1 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.11	Amended and Restated Loan Purchase Agreement (Holdback Program) dated January 30, 1998 among United Resources, Inc., United Grocers, Inc. (predecessor-in-interest to the Registrant) and National Consumer Cooperative Bank (incorporated by reference to Exhibit 4.D2 to United Grocers, Inc. Annual Report on Form 10-K for the fiscal year ended October 2, 1998 filed on January 30, 1999, File No. 002-60487, as amended).

10.12	Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.12.1	Change in Terms Agreement dated as of March 26, 2007 to Second Amended and Restated Loan Purchase and Service Agreement dated as of June 9, 2004, between Grocers Capital Company and National Consumer Cooperative Bank, as buyer (incorporated by reference to Exhibit 10.67.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.13	Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.13.1	Change in Terms Agreement dated as of March 27, 2007 to Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Grocers Capital Company, the lenders listed therein and National Consumer Cooperative Bank, as agent (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 11, 2007).

10.14	Expansion Agreement, dated as of May 1, 1991, and Industrial Lease, dated as of May 1, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.1	Lease Amendment, dated June 20, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.1 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.14.2	Lease Amendment, dated October 18, 1991, between Dermody Properties and the Registrant (incorporated by reference to Exhibit 10.9.2 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

Exhibit Number	Description
10.15	Purchase Agreement dated November 21, 1994 between the Registrant and TriNet Corporate Realty Trust, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.16	Commercial Lease-Net dated December 6, 1994 between TriNet Essential Facilities XII and the Registrant (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.17	Lease, dated as of December 23, 1986, between Cercor Associates and Grocers Specialty Company (incorporated by reference to Exhibit 10.8 to Form S-2 Registration Statement of the Registrant filed on September 2, 1993, File No. 33-68288).

10.18**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated February 24, 1997 filed on February 24, 1997).

10.18.1**	Form of Indemnification Agreement between the Company and each Director and Officer (incorporated by reference to Exhibit 10.20.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007).

10.19**	Annual Incentive Plan for Chief Executive Officer (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.20**	Annual Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.21**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position executed by Philip S. Smith, Rodney L. Van Bebber, Daniel J. Murphy, John C. Bedrosian, William O. Coté, Dirk T. Davis, Luis de la Mata, Stanley G. Eggink, Joseph L. Falvey, Carolyn S. Fox, Don Gilpin, Gary C. Hammett, Gary S. Herman, Joseph A. Ney, David A. Woodward (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.22**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of October 2, 2003, by and between the Registrant and Philip S. Smith (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.23**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of March 12, 2003, by and between the Registrant and Christine Neal (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.24**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position executed by Robert M. Ling, Jr., Richard J. Martin and Charles J. Pilliter (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.25**	Form of Severance Agreement for Vice Presidents and Senior Vice Presidents, and Executive Vice Presidents with Less than Three Years in an Officer Position dated as of December 8, 2006, by and between the Registrant and Randall G. Scoville (incorporated by reference to Exhibit 10.69 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

Exhibit Number	Description
10.26**	Form of Employment Agreement between the Company and Alfred A. Plamann (incorporated by reference to Exhibit 10.19 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.1**	Amendment to Employment Agreement dated as of August 1999, between the Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.27 to Form S-4 Registration Statement of the Registrant filed on August 26, 1999, File No. 333-85917).

10.26.2**	Second Amendment to Employment Agreement dated as of April 2001, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2001 filed on August 14, 2001).

10.26.3**	Third Amendment to Employment Agreement dated as of August 2003, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.19.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.26.4**	Fourth Amendment to Employment Agreement dated as of December 30, 2010, between Registrant and Alfred A. Plamann (incorporated by reference to Exhibit 10.26.4 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.27	Promissory Note dated June 4, 1996, due on demand in favor of Grocers Capital Company by Robert M. Ling, Jr. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.28	Promissory Note dated December 6, 2000, due on demand in favor of Grocers Capital Company by Daniel J. Murphy and Debra A. Murphy (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.29**	Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan dated as of May 1, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 28, 1999 filed on November 14, 1999).

10.29.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Deferred Compensation Plan, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.30**	Unified Grocers, Inc. Deferred Compensation Plan II, Master Plan, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.30.1**	Amendment No. 1 to the Unified Grocers, Inc. Deferred Compensation Plan II, effective as of January 1, 2011, amended as of September 9, 2010 (incorporated by reference to Exhibit 10.30.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010 filed on December 10, 2010).

10.31**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Excess Benefit Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

10.32**	Comprehensive Amendment to Unified Western Grocers, Inc. Employees’ Supplemental Deferred Compensation Plan dated as of December 5, 1995 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 30, 1997 filed on November 28, 1997).

Exhibit Number	Description
10.33**	Unified Western Grocers, Inc., Executive Salary Protection Plan II (“ESPP II”), Master Plan Document, effective January 4, 1995 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.33.1**	Amendment No. 1999-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.33.2**	Amendment No. 2000-I to Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2000 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.34**	Master Trust Agreement For Unified Western Grocers, Inc. Executive Salary Protection Plan II, dated as of April 28, 1995 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.35**	Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, effective as of January 1, 2003 (incorporated by reference to Exhibit 10.4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004 filed on December 16, 2004).

10.35.1**	Amendment No. 1 to the Amended and Restated Unified Western Grocers, Inc. Executive Salary Protection Plan II, amended as of October 19, 2007 (incorporated by reference to Exhibit 10.4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.36**	Unified Grocers, Inc. Executive Salary Protection Plan III, Master Plan Document, dated as of September 26, 2008, effective January 1, 2005 (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed on December 12, 2008).

10.37**	Unified Western Grocers, Inc. Executive Insurance Plan Split dollar Agreement and Schedule of Executive Officers party thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 2, 1995 filed on December 1, 1995).

10.38**	Amended and Restated Unified Western Grocers, Inc. Cash Balance Plan effective January 1, 2002, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2002 filed on January 13, 2003).

10.38.1**	Amendment No. 2 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.38.2**	Amendment No. 3 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.38.3**	Amendment No. 4 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of August 8, 2005 (incorporated by reference to Exhibit 10.1.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.38.4**	Amendment No. 5 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.1.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

Exhibit Number	Description
10.38.5**	Amendment No. 6 to the Unified Western Grocers, Inc. Cash Balance Plan, amended as of February 18, 2008 (incorporated by reference to Exhibit 10.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008 filed on May 13, 2008).

10.38.6**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009, as amended (incorporated by reference to Exhibit 10.38.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.38.7**	Amendment No. 1 to the Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009 (incorporated by reference to Exhibit 10.38.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.39**	Amended and Restated Unified Western Grocers, Inc. Employee Savings Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.39.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of April 16, 2002 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of July 29, 2005 (incorporated by reference to Exhibit 10.9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.39.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employee Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.9.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.39.8**	Amendment No. 8 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.8 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.39.9**	Amendment No. 9 to the Unified Grocers, Inc. Employee Savings Plan, amended as of May 10, 2010 (incorporated by reference to Exhibit 10.39.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

10.39.10**	Amendment No. 10 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.39.10 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

Exhibit Number	Description
10.39.11**	Amendment No. 11 to the Unified Grocers, Inc. Employee Savings Plan, dated as of December 31, 2009, including provisions with effective dates ranging from January 1, 2007 to April 1, 2010 (incorporated by reference to Exhibit 10.39.11 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.40**	Amended and Restated Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001 filed on February 19, 2002).

10.40.1**	Amendment No. 1 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of June 11, 2002 (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.2**	Amendment No. 2 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 1, 2003 (incorporated by reference to Exhibit 10.3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.3**	Amendment No. 3 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 19, 2003 (incorporated by reference to Exhibit 10.3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.4**	Amendment No. 4 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of November 15, 2004 (incorporated by reference to Exhibit 10.3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.5**	Amendment No. 5 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of August 17, 2005 (incorporated by reference to Exhibit 10.3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

10.40.6**	Amendment No. 6 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 1, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005).

10.40.7**	Amendment No. 7 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of December 22, 2006 (incorporated by reference to Exhibit 10.3.7 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 filed on February 13, 2007).

10.40.8**	Amendment No. 8 to the Unified Western Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of September 26, 2007 (incorporated by reference to Exhibit 10.3.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 filed on December 13, 2007).

10.40.9**	Amendment No. 9 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.9 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.40.10**	Amendment No. 10 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, amended as of May 10, 2010 (incorporated by reference to Exhibit 10.40.10 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

Exhibit Number	Description
10.40.11**	Amendment No. 11 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008 (incorporated by reference to Exhibit 10.40.11 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.40.12**	Amendment No. 12 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, dated as of December 31, 2009, including provisions with effective dates ranging from January 1, 2007 to April 1, 2010 (incorporated by reference to Exhibit 10.40.12 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2010 filed on February 16, 2010).

10.41**	Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective January 1, 2004 (incorporated by reference to Exhibit 10.56 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.1**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective March 28, 2005 (incorporated by reference to Exhibit 10.56.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.2**	Amendment to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) effective June 1, 2007 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.41.3**	Amendment No. 3 to the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. amended as of June 17, 2008 (incorporated by reference to Exhibit 10.56.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 filed on August 12, 2008).

10.41.4**	Amended and Restated Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), effective December 31, 2008 (incorporated by reference to Exhibit 10.41.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed on February 10, 2009).

10.41.5**	Amendment to Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), amended as of May 10, 2010 (incorporated by reference to Exhibit 10.41.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

10.42**	Union Bank of California Trust Agreement for Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant) as of September 13, 2004 (incorporated by reference to Exhibit 10.57 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.43**	Unified Western Grocers, Inc. Early Retirement Program (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement filed on August 26, 1999, File No. 333-05917).

10.44	Smart & Final Supply Agreement Dated May 16, 2003 (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-Q for the fiscal quarter ended June 28, 2003 filed on August 8, 2003).

10.45	Stock Purchase Agreement dated March 26, 1999 by and among Grocers Capital Company, K.V. Mart Co., an affiliate of Darioush Khaledi, Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

Exhibit Number	Description
10.46	Pledge Agreement dated March 26, 1999 by Khaledi Family Partnership I, Khaledi Family Trust dated May 17, 1995, and Parviz Vazin and Vida Vazin in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.47	Guaranty dated March 26, 1999 by K.V. Mart Co. in favor of Grocers Capital Company (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 26, 2000).

10.48	Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to a $7,000,000 Promissory Note due May 12, 2005 in favor of Unified Western Grocers, Inc. by K.V. Mart Co. (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.49	Security Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. relating to the Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.50	Guaranty dated as of May 12, 2000 by Darioush Khaledi and Shahpar Khaledi, husband and wife, Darioush Khaledi, as Trustee of the Khaledi Family Trust under Declaration of Trust dated May 17, 1995, K.V. Property Company, and Parviz Vazin and Vida Vazin in favor of Unified Western Grocers, Inc. issued pursuant to that certain Term Loan Agreement dated as of May 12, 2000 between K.V. Mart Co. and Unified Western Grocers, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.51	Stock Collateral Acknowledgement and Consent dated as of May 12, 2000 executed by the shareholders of K.V. Mart Co. (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-Q for the quarterly period ended July 1, 2000 filed on August 17, 2000).

10.52	Loan guaranties dated June 12, 1980 and September 30, 1988, given by United Grocers, Inc. (predecessor-in-interest to the Registrant) for the benefit of C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I12 to United Grocers’ Form 10-K for the fiscal year ended September 30, 1989).

10.53	Agreement for Purchase and Sale and Escrow Instructions dated September 17, 1997, between United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, Inc., an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I5 to United Grocers, Inc.’s Form 10-K for the fiscal year ended October 2, 1998 filed on January 20, 1999, File No. 002-60487).

10.54	Stock Purchase Agreement dated November 17, 1997, by and among United Grocers, Inc. (predecessor-in-interest to the Registrant) and C&K Market, an affiliate of Raymond L. Nidiffer (incorporated by reference to Exhibit 10.I6 to Form 10-K of United Grocers, Inc. filed on January 20, 1999, File No. 002-60487).

10.55	Preferred Stock Purchase Agreement by and between C & K Market, Inc. and Unified Western Grocers, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.56	Shareholders Agreement by and among Unified Western Grocers, Inc., C & K Market, Inc. and designated shareholders of C & K Market, Inc. dated as of December 19, 2000 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-Q for the quarterly period ended December 31, 2000 filed on February 13, 2001).

10.57	Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

Exhibit Number	Description
10.58	Shareholders Agreement dated as of December 29, 2003, by and among the Registrant, C&K Market, Inc. and designated shareholders of C&K Market, Inc. (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.59	Supply Agreement dated as of December 29, 2003, by and between the Registrant and C&K Market, Inc. (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.60	Continuing Guaranty dated as of December 29, 2003, by designated shareholders of C&K Market, Inc. in favor of the Registrant relating to the Series A Preferred Stock Exchange Agreement dated as of December 29, 2003, by and between C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.61	Intercreditor and Subordination Agreement dated as of December 29, 2003, by and among designated subordinated creditors of C&K Market, Inc., C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.62	Right of First Refusal Agreement dated as of December 29, 2003, by and among C&K Market, Inc., designated shareholders of C&K Market, Inc. and the Registrant (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63	Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.1	First Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of July 31, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.2	Second Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 15, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.3	Third Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 22, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.4	Fourth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of August 27, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

Exhibit Number	Description
10.63.5	Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.63.5.1	First Amendment to Agreement Regarding Assets dated as of December 19, 2003, by and among the Registrant, AH Investors, LLC and TDH Investors, LLC relating to the Fifth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of November 18, 2003, by and between the Registrant and AH Investors, LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.6	Sixth Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of December 19, 2003, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.63.7	Seventh Amendment to Purchase and Sale Agreement with Joint Escrow Instructions dated as of April 26, 2004, by and between the Registrant and AH Investors, LLC relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between the Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 10-Q for the fiscal quarter ended June 26, 2004 filed on August 3, 2004).

10.64	Addendum to Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 25, 2003, by and between Registrant and The Alamo Group, Inc. relating to the Purchase and Sale Agreement with Joint Escrow Instructions dated as of June 19, 2003, by and between Registrant and The Alamo Group, Inc. (incorporated by reference to Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 filed on December 16, 2003).

10.65	Operating Agreement of AH Investors, LLC dated as of November 26, 2003, by and among AH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.66	Operating Agreement of TDH Investors, LLC dated as of November 26, 2003, by and among TDH Investors, LLC, Hall Portola, Inc. and Alamo Group VIII, LLC (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-Q for the fiscal quarter ended December 27, 2003 filed on February 10, 2004).

10.67	Agreement of Settlement and Release dated as of September 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.67.1	First Amendment to Agreement of Settlement and Release dated as of December 28, 2007, by and among AH Investors, LLC, Passco Save, LLC, Unified Western Grocers, Inc. and Lomo, Inc. (incorporated by reference to Exhibit 10.58.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2007 filed on February 12, 2008).

10.68	First Amendment to Industrial Real Estate Lease Agreement by and between 3301 South Norfolk, LLC., as Landlord, and Unified Western Grocers, Inc., as assigned by Associated Grocers, Inc., as Tenant, under Industrial Real Estate Lease Agreement dated April 19, 2007 (incorporated by reference to Exhibit 10.68 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010 filed on May 14, 2010).

Exhibit Number	Description
10.68.1	Second Amendment to Industrial Real Estate Lease Agreement by and between 3301 South Norfolk, LLC., as Landlord, and Unified Grocers, Inc., formerly Unified Western Grocers, Inc., as assigned by Associated Grocers, Inc., as Tenant, under Industrial Real Estate Lease Agreement dated April 19, 2007 (incorporated by reference to Exhibit 10.68.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2011, filed on February 15, 2011).

10.69	Credit Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.69.1	First Amendment to Credit Agreement, dated as of November 12, 2010 (incorporated by reference to Exhibit 10.69.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010 filed on December 10, 2010).

10.70	Security Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., Crown Grocers, Inc., Market Centre, and Wells Fargo Bank, National Association, as Administrative Agent and Secured Party for the Beneficiaries (defined therein) (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.71	Subsidiary Guaranty, dated as of October 8, 2010, by and among Crown Grocers, Inc. and Market Centre, in favor of Wells Fargo Bank, National Association, as agent and representative of the Lenders and other Beneficiaries described therein (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.72	Loan and Security Agreement, dated as of September 24, 2010, by and among Grocers Capital Company, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent (incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed on October 13, 2010).

10.73**	Form of Severance Agreement for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents with Less Than Three Years in an Officer Position dated as of December 30, 2010, executed by John C. Bedrosian, Dirk T. Davis, Joseph L. Falvey, Carolyn S. Fox, Donald E. Gilpin, Gary C. Hammett, Gary S. Herman, Robert E. Lutz, Daniel J. Murphy, Christine Neal, Joseph A. Ney, Randall G. Scoville and Rodney L. Van Bebber (incorporated by reference to Exhibit 10.73 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.74**	Form of Severance Agreement for Executive Vice Presidents with Three Years or More in an Officer Position dated as of December 30, 2010, executed by Robert M. Ling, Jr., Richard J. Martin and Philip S. Smith (incorporated by reference to Exhibit 10.74 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Registrant filed on January 12, 2011, File No. 333-156519).

10.75**	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, generally effective January 1, 2010, as amended (incorporated by reference to Exhibit 10.75 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.75.1**	Amendment No. 1 to the Unified Grocers, Inc. Cash Balance Plan, amended as of November 29, 2011 (incorporated by reference to Exhibit 10.75.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

10.76**	Amended and Restated Unified Grocers, Inc. Employee Savings Plan, effective January 1, 2010, except as otherwise provided (incorporated by reference to Exhibit 10.76 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

Exhibit Number	Description
10.76.1**	Amendment No. 1 to the Unified Grocers, Inc. Employees Savings Plan, amended as of March 17, 2011(incorporated by reference to Exhibit 10.76.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.77**	Amended and Restated Unified Grocers, Inc Sheltered Savings Plan, effective January 1, 2010, except as otherwise provided (incorporated by reference to Exhibit 10.77 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.77.1**	Amendment No. 1 to the Unified Grocers, Inc. Sheltered Savings Plan, amended as of March 17, 2011 (incorporated by reference to Exhibit 10.77.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on May 17, 2011).

10.78**	Unified Grocers, Inc. Executive Medical Reimbursement Plan, dated as of January 1, 2011 (incorporated by reference to Exhibit 10.78 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

10.79**	Unified Grocers, Inc. Officer Retiree Medical Plan Document and Summary Plan Description, effective October 1, 2011(incorporated by reference to Exhibit 10.79 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

12.1*	Computation of Ratio of Earnings to Fixed Charges.

14	Code of Financial Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005 filed on December 21, 2005).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Filed herewith.
**	Management contract or compensatory plan or arrangement.
***	Confidential treatment was requested with respect to the omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant has agreed to furnish the SEC, supplementally, with a copy of any omitted schedule(s) upon request.

(b)	Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts for the fiscal years ended October 1, 2011, October 2, 2010 and October 3, 2009 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011 filed on December 9, 2011).